UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Commission File Number: 000-52387

China Agricorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000
(Address of principal executive offices)

011- 86-0391-3582676
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2  to our Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2011 (the “Original Filing”), as amended by Amendment No. 1 thereto which was filed on  February 22, 2011, is being filed to amend and restate the report  in its entirety to read as follows:

“USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•	The “Company,” “we,” “us,” or “our,” are references to the combined business of China Agricorp, Inc. and China Agricorp, Inc.’s direct and indirect subsidiaries.
•	“China,” “Chinese” and “PRC,” refer to the People’s Republic of China;
•
“Agricorp” refers to China Agricorp, Inc., a Nevada corporation, which was merged into the Company effective April 8, 2011 at which time the name of the Company was changed from American Telstar, Inc. to China Agricorp, Inc.

•	“RMB” refers to Renminbi, the legal currency of China;
•	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Certain references to ownership and other rights of the Company in this Current Report include the rights of Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”) which we are attributing to the Company by virtue of the Contractual Agreements described below.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 11, 2011, we entered into a Share Exchange Agreement with Agricorp and the stockholders of Agricorp (the “Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on February 11, 2011, 335 Agricorp Stockholders transferred 100% of the outstanding shares of common stock of Agricorp held by them, in exchange for an aggregate of 9,001,903 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the Agricorp Stockholders in such transactions constitute approximately 99.97% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

The Share Exchange Agreement contains representations and warranties by us, Agricorp and the Agricorp Stockholders which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Agricorp:  authorization, capitalization, and title to Agricorp common stock being exchanged.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2011, we completed the acquisition of Agricorp pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. Agricorp is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

Following our acquisition of Agricorp, Agricorp became our direct, wholly-owned subsidiary. Agricorp was merged into the Company effective April 8, 2011.

The following diagram sets forth the structure of the Company as of April 9, 2011

* Contractual Arrangement refers to the Contractual Agreements described below, which include the Exclusive Business Cooperation Agreement, the Power of Attorney, the Exclusive Option Agreement and the Equity Interest Pledge Agreement.

** The shareholders of Jiaozuo Yida Vegetable Oil Co., Ltd., with their respective percentage of ownership interests, are:  Hexi Feng (94.61%), Jun Xu (0.77%), Suping Wang (0.77%), Xiaofeng Xie (0.77%), Baozhong Zhao (0.77%), Tianxiang Zhang (0.77%), Suozeng Chen (0.77%) and Zhenxing Zhang (0.77%).

Organizational History of China Agricorp, Inc. and Subsidiaries

China Agricorp, Inc. (the "Company") was incorporated on August 5, 1986, under the laws of the State of Colorado.  The Company originally was in the music distribution business. From 1991 until February 2011, the Company did not engage in any business operations and was dormant.

Effective March 25, 2005, the Company commenced  activities to become reporting with the Securities and Exchange Commission (the “Commission”) and on January 3, 2007,  filed a  registration  statement  on Form 10-SB with the Commission registering  its common stock  under Section 12(g) of the Exchange Act. On December 29, 2010 the Company consummated a merger with a newly formed Nevada corporation also called American Telstar, Inc. for the purpose of re-incorporating in Nevada.

On February 11, 2011, the Company completed the acquisition of 100% of the capital stock of Agricorp pursuant to the Share Exchange Agreement. On April 8, 2011 Agricorp merged with and into the Company and the name of the Company was changed from American Telstar, Inc. to China Agricorp, Inc. Agricorp (the wholly owned subsidiary of the Company prior to the April 8, 2011 merger) was incorporated in Nevada on June 16, 2010. In June 2010 Agricorp sold 100 shares for $.001 per share to each of 326 investors located in the PRC in transactions that were not subject to registration under the U.S. securities laws.

Pursuant to a Share Exchange Agreement, dated as of August 26, 2010, Sky Harmony Ecological Technology Limited  (“Sky Harmony”), which owned one ordinary share of Sky Fortune Ecological Technology Limited (“Sky Fortune”) and was the sole shareholder of Sky Fortune, exchanged such ordinary share of Sky Fortune for 7,473,808 shares of Common Stock of Agricorp. As a result, Sky Fortune  became the wholly-owned subsidiary of Agricorp. Mr. Hexi Feng is the sole director of Sky Fortune.

Sky Fortune was incorporated in the British Virgin Islands on April 30, 2010. On May 5, 2010, Sky Harmony subscribed to one common share of Sky Fortune, which constitutes 100% of the equity interests of Sky Fortune. On May 10, 2010, Sky Fortune incorporated and established Sky River under the laws of Hong Kong, and simultaneously, Sky Fortune subscribed to one share of Sky River, which constitutes 100% of the equity interests of Sky River. Mr. Hexi Feng is the sole director of Sky River.

On July 12, 2010 Sky River incorporated and established Henan Sky Fortune Ecological Technology Limited (“Henan Sky Fortune” or “WFOE,”)  under the laws of the PRC. Henan Sky Fortune is considered a wholly-owned foreign enterprise, or “WOFE”  by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Sky River. Mr. Hexi Feng is the legal representative of Henan Sky Fortune under the PRC law. In July 2010, the WOFE entered into and consummated a series of agreements (the “Contractual Agreements”), with Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”) described below.

Yida was incorporated in the PRC on August 29, 2000 as a limited liability company (a company solely owned by a natural person). Yida is collectively owned by Hexi Feng (94.61%), Jun Xu (0.77%), Suping Wang (0.77%), Xiaofeng Xie (0.77%), Baozhong Zhao (0.77%), Tianxiang Zhang (0.77%), Suozeng Chen (0.77%) and Zhenxing Zhang (0.77%). Mr. Hexi Feng is the CEO and the legal representative of Yida.

The following is a summary of the material terms of each of the Contractual Agreements. All references to the Contractual Agreements and other agreements in this prospectus are qualified, in their entirety, by the text of those agreements. Certain references to ownership and other rights of the Company in this prospectus include the rights of Yida, which we are attributing to the Company by virtue of the Contractual Agreements.

Exclusive Business Cooperation Agreement.  Pursuant to the Exclusive Business Cooperation Agreement and a Supplemental Agreement thereto, the WOFE will provide Yida with its complete business support and technical and consulting services on an exclusive basis, and the WOFE shall be entitled to all of Yida‘s net income as compensation for such services. Yida shall not dispose (including but not limited to transfer, sell, donate, abandon, mortgage, pledge, etc.) any of its material assets without the written consent of the WOFE, and the WOFE shall have the right to control and instruct Yida’s disposal of its assets and the use of any proceeds thus gained.  The Exclusive Business Cooperation Agreement will remain in effect for a term of 10 years, and the term is renewable by the WOFE without the consent of Yida.

Power of Attorney.  Shareholders of Yida have granted the WOFE an irrevocable Power of Attorney, under which the WOFE is appointed as proxy to vote on all matters that require approval by the shareholders of Yida, including the election of Yida’s officers and directors, and the WOFE shall be entitled to other shareholder’s rights including the sale or transfer or pledge or disposition of the shares owned by the shareholders of Yida.

Exclusive Option Agreement.  Under the Exclusive Option Agreement, the WOFE has been granted an irrevocable and exclusive purchase option (the “Option”) to acquire Yida’s equity, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions.  The consideration for the exercise of the Option shall equal the actual capital contributions paid in the registered capital of Yida by shareholders of Yida.

Equity Interest Pledge Agreement.  Under the Equity Interest Pledge Agreement, equity interests in Yida have been pledged to the WOFE to guarantee all of Yida‘s rights and benefits under the other Contractual Agreements. Prior to termination of the Equity Interest Pledge Agreement, the pledged equity interests cannot be transferred without the WOFE’s prior written consent.

DESCRIPTION OF BUSINESS

Overview

Through its subsidiaries and the Contractual Agreements described above, Agricorp (through Yida) is one of the largest edible vegetable oil producers and dealers in Henan Province, People’s Republic of China (“PRC”). Its main products currently include edible vegetable oils such as soya oil and peanut oil. It benefits from a reliable water supply, rich soil and ideal climate. It cultivates farm land covering an area of 11,153 acres which provides a reliable supply of soybeans for its edible oil production.  Currently, Yida sells the byproducts of its soya oil processing operation as livestock feed.  It is in the process of adding equipment to produce value-added soy protein, isoflavone and saponin products using the byproducts of its existing soya oil processing operation, which it believes will help generate much higher margins per soybean processed.  Soy protein, isoflavones and saponins are used extensively in natural medicine and healthcare products. Potential markets in which such byproducts can be further processed and sold as a raw material include the nutraceutical, personal health care, health food and bio-based industrial markets.  We believe that Yida’s future farm base expansion can enhance its ability to cultivate the most favorable agriculture products according to environmental and market conditions.

During the fiscal years ended December 31, 2010 and December 31, 2009, Agricorp had total revenues of approximately $33,306,000 and $22,353,000, respectively, and net income of approximately $2,547,000 and $5,033,000, respectively.

Industry Overview

China’s Agriculture Industry

According to the United Nations World Food Program, in 2008 China fed 20% of the world's population with only 7 percent of the world's arable land.  Of the approximately 540,500 square miles of such arable land, only about 1.2% permanently supports crops and 203,000 square miles are irrigated.  The land is divided into approximately 200 million households, with an average land allocation of just 1.6 acres. China ranks first worldwide in farm output, while, as a result of topographic and climatic factors, only about 10–15 percent of the total land area is suitable for cultivation.  Of this, slightly more than half is not irrigated, and the remainder is divided roughly equally between paddy fields and irrigated areas. These factors emphasize the value of Yida’s location in Henan Province, with rich soil, abundant water supply, favorable climate and lack of competition.

International Soybean Industry

According to the Food and Agricultural Policy Research Institute (“FAPRI”), annual worldwide consumption of soybeans is 10,256 million bushels, soybean meal consumption is 167 million tons, and soy oil consumption is 39 million tons.  Based on the world population, this equals approximately 12 pounds of soy consumption per capita.  Global soybean consumption is expected to grow substantially.  China’s expanding demand leads the escalation with over 100% growth this decade.  With substantial growth in China’s GDP and per capita income, its soybean demand is expected to continue to rise.  China became the largest soya oil consumer in 2006/07 and, according to Agricultural Commodity Markets Outlook, 2009-2018 (http://www.docstoc.com/docs/52159143/AGRICULTURAL-COMMODITY-MARKETS-OUTLOOK-2009-2018) is expected to account for 33% of global consumption by 2018/19.

According to the United States Department of Agriculture (the “USDA”), Brazil is expected to surpass the U.S. global production of soybeans and likely double its exports to the U.S. by 2016.  Increased U.S. consumption is expected to result in substantially less U.S. soybean exports.  According to the USDA, China leads in soybean imports, with a projected growth that will account for over 75% of the projected gain in world trade by 2016/17.

India’s per capita GDP, population levels and growth rates have followed a similar path to those of China.  India is currently at population and per capita GDP levels China was at 10-15 years ago. As a result, it is expected that India will emerge as a future importer in soy protein products instead of raw soybeans.

Soy protein is an inexpensive source of non-animal protein.  According to the Food and Agriculture Organization of the United Nations, the Biological Value (“BV”) score (which is a measure of the proportion of protein absorbed by an organism from a food on a scale of 0-100) is a common measure of protein quality for human consumption.  Although products such as eggs have a larger BV, cost makes soy protein the least expensive source of digestible protein on a per gram basis.  The Indian population currently consumes predominantly poor quality protein; approximately 75% of Indian protein consumption is from cereals.

Table 1. Protein Products and Biological Value

Product	BV
White Flour	41
Corn	60
Full-fat Soy Flour	64
Soybean Curd (Tofu)	64
Whole Wheat	64
Beef	74
Soy Protein Isolate	74
Fish	76
Defatted Soy Flour	81
Rice	83
Cheese	84
Cow Milk	90
Soybean Milk	91
Chicken Egg	94

Note: The Biological Value (BV) score is on a scale of 0-100 with zero being the lowest quality protein to the human body and 100 being the highest.

Raw soybeans yield approximately 35% protein.  The standard USDA measure for one bushel of soybeans is 60 pounds.  This results in 21 pounds of protein per bushel, or one pound of protein from 2.857 pounds of raw soybeans.

Further processing soybeans into more concentrated protein products adds value.  Products such as Soy Protein Isolates/Isoflavones, Soy Protein Concentrate and Saponins are often referred to as Value Added Products in the natural medicine industry.  Soybeans are valued at $5.50-$8.50 per bushel.

According to the USDA, the United States, Brazil, and Argentina collectively account for more than 90 percent of world exports of soybeans, soybean meal, and soya oil.  Most of the projected growth in global soybean exports is expected to be satisfied from Brazil alone.  According to the USDA, Argentina dominates world exports of soybean meal and soya oil, as the country's modest domestic use and differential export taxes make it the most competitive place to process soybeans.   Argentina taxes soybean exports at a higher rate than the exports of soybean meal and soya oil, which favors demand by domestic processors.

China Soybean Industry

China is the world’s fourth largest soybean producer, after the U.S., Brazil and Argentina.  Being the second largest consumer of soybeans, China is currently the world’s largest soybean importer.  China’s edible oil industry can be volatile primarily due to its dependence on foreign soybean imports.  To address the volatility, the Chinese government is supporting expansion of “key enterprises in soybean planting” to help stabilize the market.  The ADB Project (discussed below) in which Yida participates, is an example of China’s commitment to this industry. The chart below sets forth the average worldwide dollar cost per metric ton for the years indicated.

Dollar cost per metric ton

Source: http://www.mongabay.com/images/commodities/charts/soybean.html

Industry Proportions

As a primary industry, agriculture is very important to the Chinese economy.  However the development of the industrial, manufacturing and the service industries over the past thirty years has influenced the role of agriculture by decreasing its proportional weight in China’s total economy.  In 2008, GDP was RMB 30,067 billion (USD 4,421.6 billion), a year on year increase of 9.0%, among which the primary industrial sector value was RMB 3,400 billion (USD 500 billion), a growth of 5.5% accounting for 11.3% of total GDP.  In the late 1970’s, agriculture accounted for about 27.94% of total GDP, and in 1983 this proportion hit a record high at 32.88%.  After 1983, the proportion decreased, and in 2008 it was 11.3%. China's soybean consumption outpaced increases in domestic production during the last 25 years, mainly because of increases in consumption of soya oil and meal induced by income and population growth, particularly in large urban areas.

Planting Area Proportion

In recent years, with the support of various national policies influencing agriculture, the total planting area of major farm products, has increased (See chart 1.3).  In 2008, the grain planting area in China reached 263.5 million acres, 2.62 million acres more than the previous year.  Of this amount, the planting area of cotton was 14.2 million acres, a decrease of 420,000 acres, planting area of oil plants was 31.4 million acres, an increase of 4.77 million acres, and planting area of sugar plants was 4.76 million acres, an increase of 321,000 acres (see chart 1.3).

Chart 1.3: Planting area and proportion of major farm products, 1999~2008

Data source: NSB, China Economic Information Network Unit: million acres, %

The following table shows the international projected prices of corn, wheat and soybeans for the years indicated. The chart indicates that soybean prices per bushel are projected to remain higher than prices for wheat and corn. Yida produces soybeans and wheat.

Source: USDA Agricultural Projections to 2018, February 2009,  http://www.ers.usda.gov/briefing/baseline/present2006.htm.

Stategic Location

Yida is located in Henan Province near the Yellow River in an historically significant agricultural area of China.  An abundant and reliable water supply supports the company’s agriculture activities while an extensive railway and highway network facilitate efficient distribution.

Yida is located in modern Jiaozuo City, population 3.6 million with local revenues of USD $858 million (RMB 5.86 billion).  Net per capita urban and rural income is USD $1,932 (RMB 13,200) and $900 (RMB 6,130) per annum, respectively.  Savings deposits in Jiaozuo are $8.122 billion (RMB 55.47 billion).  Jioazhi, Jiaotai, Jiaoxin and Yuehou railways all pass through Jiaozuo and a network of five expressways facilitate transportation throughout China.  A rich surface and underground water supply of 1.6 billion and 12 billion cubic meters, respectively, together with 23 rivers provide a unique and valuable asset to Jiaozuo.

Henan Province agriculture overview

Henan Province is located in Middle Eastern China, the middle and lower reaches of the Yellow River.  Henan covers an area of 64,479 square miles, accounting for 1.73% of total national territory.  Among the total area, 17.7 million acres are arable lands, of which Yida leases 11,153 acres. Henan is a warm temperate zone – semi-tropical with a moist to semi-moist monsoon climate. Winters are cold with little precipitation, spring is dry, summers are hot with abundant precipitation, and autumn is mostly sunny and dry.  The average annual temperature is 54 F (12°C) to 61F (16°C).  The annual frost free period from north to south is 180-240 days/yr. The average annual precipitation is 19.7 inches to 34.5 inches, with 50% of annual rainfall in the summer.

Henan Province is extremely rich with water resources, a fundamental factor for agriculture production. Studies have determined the area to be close to 100% resilient to the effects of drought or flood, two serious risk factors that do not favor the majority of China’s agriculture. Henan is home to 4 large river systems, the Yellow, Huaihe, Haihe, and Yangtze Rivers.  In Henan Province there are over 1,500 rivers forming an extensive water network.  The Yellow River runs through the center of Henan with 440 miles of main stream and 13,977 square miles of water-collection area accounting for about 1/5 of the province.  Huaihe runs through the middle and southern area of the province with various tributaries, 211 miles of main stream and 34,090 square miles of water-collection area, accounting for 1/2 of the total province.  The Weihe and Zhanghe Rivers located in the Northern Province enter the Haihe River.  The Danjian, Tuanhe and Tangbai Rivers run through the southeastern portion of the province entering the Hanshui River.  Total provincial water resources are 41.3B cubic meters.  Henan water power resource reserves are 4.9 million KW.  Currently there are 2,347 reservoirs in Henan with a capacity of 27B cubic meters.  The effective agricultural irrigated area is 11.8M acres.

Jiaozuo agriculture overview

Jiaozuo is one of the major agricultural production areas of Henan Province.  Jiaozuo has a warm temperature zone with a continental monsoon climate.  There is sufficient sunshine year-round and rainfall is centralized during hot seasons.  The annual average temperature is about 57.5F (14.2°C).  The average annual precipitation is about 25.5 inches with the majority of rainfall in July, August and September.  The average frost free period is 230 days.  There are over 20 rivers including the Yellow River, Qinhe River, Yuehe River, Dasha River and Manghe River in Jiaozuo as well as 25 small to medium sized reservoirs such as Qingtian River and Qunying River. There are rich underground water resources in Jiaozuo with water reserves of about 3.5 billion cubic meters.  In Jiaozuo, 94% of the arable lands are being effectively irrigated and 84% of arable lands can be harvested despite drought or excessive rains.  With rich soils and ample irrigation, Jiaozuo is a high yielding grain area and produces various agriculture products such as wheat, corns, rice, cotton, oil plants and other economic crops.

Natural Medicine

Natural medicine is any form of health care such as diet, exercise, herbs or hydrotherapy which seeks to enhance the body’s natural healing powers.  Segments of the natural medicine market include:

•	TCM - Ancient and holistic system of health and healing, based on the notion of harmony and balance, employing the ideas of moderation and prevention.
•	Dietary Supplements - a product that contains vitamins, minerals, foods, botanicals, amino acids and is intended to supplement the usual intake of these substances.
•	Nutraceuticals - Food, or parts of food, that provide medical or health benefits, including the prevention and treatment of disease.
•	Health Food - A food believed to be highly beneficial to health, especially a food grown organically and free of chemical additives.

More than 300 million people sought TCM at Chinese hospitals in 2008.   China’s production in this sector was valued at US $29.25 billion (RMB 200 billion) in 2008, and is expected to double to US $58.5 billion (RMB 400 billion) within ten years.   Experts at the 2009 International Conference for Bio-economy (BioEco 2009) predict China as the fifth largest TCM market worldwide in 2010 after the U.S., Japan, Germany and France.

The Chinese government seems to be dedicated to fully integrating TCM into its existing health care system and provides 85% of China’s rural population the benefit of TCM health services. In May 2009, the China State Council issued a set of policies, including more government investment, to support the sector's development.

China’s exports of TCM products reached US $1.3 billion in 2008, compared with US $720 million in 2003.  In 2008, China experienced substantial growth in TCM imports and exports, exporting TCM products to 154 countries and regions worldwide.  These 2008 levels were all time highs for the TCM market, according to the Chinese Medicines and Health Products Import and Export Chamber of Commerce.  The export earnings in 2008 represented a 10.94% increase from 2007.

Tremendous worldwide growth in the organic soy foods industry has occurred over the last two decades as consumers seek healthy dietary alternative sources of protein.  From 1992 to 2008, U.S. soyfood sales increased from $300M to $4B, with 32% of Americans consuming soyfoods.  From 2000 to 2007, U.S. food manufacturers introduced over 2,700 new foods with soy as an ingredient. The demand for dietary supplements is escalating, with Asia Pacific accounting for $22.6B, or 44% of the world market, followed by North America’s $16B, or 32% of the world market.  China is unquestionably the Asia Pacific leader with a $746M protein powder and $1B calcium market.  The dietary supplement market in India is currently growing 12 to 15% per year, with soy protein playing a dominant role in this growth spurt.   The nutraceutical industry in the U.S. is $86B, and this figure is slightly higher in Europe’s market.   Japan’s nutraceutical industry represents approximately 25% of their $6B total annual food sales, with 47% of the Japanese population consuming nutraceuticals.

Business

Yida is a substantial player in China’s agricultural industry in Henan Province with its farming and raw material processing enterprise.  Mr. Feng Hexi purchased Yida in 2000 and restructured it into a private enterprise.  Currently, Yida has approximately 80 full-time employees, and also employs part-time seasonal employees as its needs require. Yida’s 11,153 acres of farm land supports its 269,000 square foot processing facility. The processing facility consists of four existing edible oil production lines with two additional deep processing lines expected to become operational in June 2011 and November 2011.  The deep processing lines are expected to be utilized to further process byproducts resulting from the initial processing of Yida’s crops, allowing these byproducts to be marketed as a raw material for a variety of consumer products.  The two deep processing lines are expected to produce isoflavones, saponins and soy proteins for sale to the natural medicine industry, significantly increasing our sales volume and profits.

Farming Expansion

In October 2010 Yida acquired rights to 2,093 additional acres of farm land situated in Jiaozuo with a rich surface and underground water supply of 1.6 billion and 12 billion cubic meters, respectively. Yida plans to add 450 new water wells to complement the existing 1,480 wells, resulting in approximately  6 acres per well. Additionally, Yida plans to add 443 pieces of new farm equipment to its inventory of farm machinery.  The farm land expansion is expected to help increase the existing internal supply of soybeans for deep processing of isoflavones, saponins and soy proteins. The total cost of the farming expansion will be approximately $2,740,000.

Processing Facility Expansion

The first deep processing line is under construction and is scheduled to be operational in June 2011.  This new line will have an annual capacity of 5,500 tons of soy proteins, 13 tons of isoflavones and 13 tons of saponins.  The second line will have the same capacity and is scheduled for operation by November 2011.  Yida’s four existing production lines are compatible with the new deep processing lines.  It is anticipated that the new lines will process soybean pulp into soy protein and soybean molasses, which will be deep processed into soy protein, isoflavones and saponins.  Yida intends to sell these raw materials to pharmaceutical companies that specialize in the natural medicine market.  Agricorp expects this expansion to help to improve its financial performance.  Yida has already received non-binding letters of intent from three pharmaceutical companies to purchase the soy proteins, isoflavones and saponins from the new lines. The total cost of the processing facility expansion (first and second deep processing lines) is expected to be approximately $9.3 million.

Soybeans	Isoflavone Extract

The new deep processing line provides a seamless extension of existing oil refining lines and will extract Soy Protein, Isoflavone and Saponin to be sold to the medical and health food industry.

Production

As one of the largest agricultural and processing enterprises in Henan Province, Yida cultivates farm land covering an area of 11,153 acres which provides a reliable supply of soybeans for our edible oil production. Over the years, Yida has selectively acquired soybean and peanut seeds to develop a self supply of planting seeds.  The seeds are reproduced to incorporate a variety of beneficial traits to maximize production in the Jiaozuo environment.  Currently, Yida’s inventory of these hybrid peanut and soybean seeds provide 100% self supply for its planting needs.

Yida’s farm base is expected to enable Yida to grow all of its raw materials needed for deep processing soy proteins, isoflavones and saponins.  In addition to price protection against fluctuating markets, supplying all of its own raw materials should give Yida the ability to control soybean protein content, which in turn should give it a competitive edge in marketing our products to the to the pharmaceutical companies. Yida’s 1,480 existing wells provide approximately one well per 6 acres of farm land.  The substantial underground water source helps to protect Yida from many of the adverse affects of drought.   Indeed, recent landmark drought conditions had no impact on Yida’s production.

Yida’s vast planting area protects the purity of seed breeds by preventing unwanted cross-contamination from adjacent inferior species that commonly migrate between farm operations throughout Henan Province.  Yida has secured long term leases of large land parcels to buffer its seed cultivation.   As a result, its crops such as wheat, soybean, peanut and sweet potato maintain superior characteristics over crops grown in surrounding farmlands.  Several technically advanced seed companies have capitalized on Yida’s unique position.  Henan Kaide Seed Industry  Science & Technology Co., Ltd., Wen County Keyuan Seed Industry Co., Ltd. , Jiaozuo City Huaiyuan Seed Industry Science & Technology Trade Co., Ltd. and Wuzhi County Agriculture Science & Seed Industry Co. have established cooperative relations with Yida to cultivate high quality planting grade wheat seeds.  Under agreements with each of these companies, the companies provide wheat seeds to Yida for cultivation, Yida grows the wheat, returns an equal amount (by weight) of wheat seed to the company which advanced the seeds to Yida and sells the wheat grown back to the wheat seed company at a price equal to 110% of the market price of the wheat. This is a high margin business for Yida.  The gross margin for wheat seed cultivation is 39%.  The cooperative team is dedicated to developing advanced seed breeds and monitors all applicable farming methods to improve Yida’s competitive edge.

Edible Oil Processing

With a planting base of 11,153 acres, Yida is one of the largest edible vegetable oil producers and dealers in Henan Province.  Yida’s main products currently include edible vegetable oils such as soya oil and peanut oil.  The edible oil industry in China is volatile at times. Yida has the ability to switch from soybean cultivation to a variety of economic crops.  Yida rotates its crops seasonally (every six months) based on the projected market value of the crops at harvest. Yida rents machinery needed for particularly crops on an as needed basis. From 2007 to 2009, edible oil prices varied greatly and Yida was able to avoid losses with emphasis on its economic crops.  We believe that Yida’s expansion into the natural medicine sector will diversify its income, increase profitability and provide the opportunity to capture profits when oil prices are high

Yida has four existing production lines:

1.	The soybean line can treat 500 tons per day with an average oiling rate (efficiency rate) of 16% -17% for 83 tons/day output;
2.	The peanut line capacity is 600 tons/day with an average oiling rate of 40% and output of 240 tons;
3.	The refining line capacity is 300 tons of oil per day;
4.	The bottling line capacity is 60,000 bottles per day.

The production equipment and technical system is designed with advanced equipment and automated control systems.  Utilizing American, Japanese and German technology, Yida’s advanced processing capability and automated control equipment provide highly efficient product processing.

Yida is properly licensed to produce Grade I (highest quality) to Grade IV (lowest quality) edible refining oils.  Many industry peers can only produce Grade III and Grade IV oils.  In the area, Yida is the only company licensed for producing this full-range of refining oils.  Yida is compliant with ISO 9001 standards to ensure consistent production quality.

Flow Chart for Current Edible Oil Products

Deep Processing

Yida is constructing a deep processing line which is expected to be operational in June 2011 and a second deep processing line is expected to be operational November 2011.  The lines are expected to produce high-value added products such as soy proteins, isoflavones and saponins.  The annual production capacity for the line is 5,500 tons of soy proteins and 13 tons of isoflavones and 13 tons of saponins.  The production process is as follows:

(1) Preprocessing

Sieve raw soybeans into the steel silo drums then upgrade into the quenching tower with warehouse scraper and bucket and dry to approximately 10% water content to facilitate separation of kernel and peel.  Remove stones and iron.  Soybean crusher will breakdown to 4-6 petal and separate kernel and peel.  Soybean peel enters the embryo rolling machine for softening.  Control of soybean embryos film to be approximately 0.3mm, (destruct cell walls as much as possible, in order to facilitate oil extraction). Embryo water film will be adjusted to 9% -10% by drying machines.  Separate the oil meals with extractor.

(2) Leaching Refining

Soaking of bean embryos with #6 solvent oil extraction for obtained mixed oil.  Separate the solvent from the mixture oil by the pre-evaporator the second evaporator and the stripper tower.  After condensation, participate in the next cycle; crude oil (control the volatile matter < 0.3%) is measured into the refining plant, after hydration degumming, alkali refining de-acidification and de-colorate by de-colorizer. Separate the bleaching agent through filter process.  Deodorize oil at deodorization tower for finished edible oil.  Remove fat and oil with steam process and separate the solvent from the bean pulp. After the solvent is congealed and the soybean pulp has cooled it is crushed into 40-80 objective soybean flour through the hammer mill to prepare for further processing.

 (3) Preparation of Protein Concentrate (deep processing begins with this step):

After grinding soybean, flour enters the extractor.  Product is filtered for 30-40 minutes at 122F, 7-10 times to achieve 60-70% water ethanol extraction with continuous stirring.  After filtering, the bean dregs and whey liquid are separated, dried, de-solvatized and packaged after dehydration.  Concentration of ethanol solution will enable protein denaturation and decrease solubility, while the oligosaccharides, saponins, isoflavones and other substances become very soluble in ethanol solution.  Separation of the protein from the alcohol solution occurs; it is then washed two times with 70% -80% of the water ethanol. Washing temperature is 158F and each immersion is 10-15 minutes.  Product is vacuum dried to obtain protein concentrate.  Ethanol is dried and removed after distillation to be recycled in the next circulation.

(4) Main process of preparation of saponins:

Extraction liquid is obtained by separating out the whey proteins.  The remaining product is rich in oligosaccharides, saponins and isoflavones.  Decompress and concentrate with the concentrator, recycle ethanol and place concentrated liquid into extractor.  Add equal amounts of alcohol and water solvents (butanol: water = 1:1) to soak, with full mixing and let stand for 2-3 hours.  Soybean saponin is easily soluble in alcohol and free sugars are soluble in water.  To evaporate and concentrate the butanol alcohol layer under conditions of decompression, solvent is recycled; the remaining substances penetrate the freeze-dried extracts of soybean saponin.

Environmental Impact

Yida is dedicated to developing technical improvements that save energy and reduce waste. Water and steam are recycled at the oil processing plant resulting in minimal environmental impact.  Yida uses bio-pesticides on the farm and it is anticipated that the two new deep processing lines will use an alcohol leaching method that meets pollution free standards.  Additionally, the new processing line construction includes a waste water treatment system to treat living waste water generated by workers.

Sales and Marketing

Deep Processing (Value-Added) Products

With the success of its current soya oil products, Yida is seeking to extend its business line into high-value added deep processing products to sell to pharmaceutical companies.  The company is constructing a deep processing line which is expected to be operational in June 2011 and a second deep processing line is expected to be operational November 2011.   The new lines are designed to work congruently with Yida’s existing four lines and are expected to produce soy proteins, isoflavones and saponins using Yida’s own supply of raw materials.

Deep processing products such as soy proteins, isoflavones and saponins have much higher profit margins than the related edible oil business.  Isoflavones and saponins are purchased by pharmaceutical companies for the well-established and fast growing TCM industry.

Yida has obtained non-binding letters of intent with the following three companies for orders of soy protein, isoflavones and saponins.

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Henan Huaiqing Pharmaceutical Co., Ltd. (formerly Jiaozuo Chinese Medicine Factory) has signed a non-binding letter of intent with Yida for the purchase of isoflavones and saponins for its natural medicine products.  The company is a key pharmaceutical company in Henan and an advanced enterprise at the provincial level.  Located in Jiaozuo, the company’s factory covers an area of 904,000 square feet with a total investment of US $43M (RMB 292M).

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Pingguang Pharmaceutical Group has signed a non-binding letter of intent for the purchase of isoflavones and saponins for its natural medicine products. The company is a specialized pharmaceutical group incorporating medicine manufacturing, import and export, research and development and trading.  Jiangsu Pingguang Xinyi (Jiaozuo) Chinese Medicine Co., Ltd. is a member of Pingguang Pharmaceutical Group.  With total assets of US $5.1M (RMB 35M) and over 180 employees, the company manufactures 39 types of medicines among which the “Wujin Oral Liquid” is a national protected Chinese medicine.  The company currently is undergoing a substantial expansion to be able to process our products.

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Heilongjiang Shuanghe Songnen Soybean Bioengineering Co., Ltd. has also signed a non-binding letter of intent for purchase of isoflavones and saponins for its natural medicine products.  It is a national technological enterprise with soybean deep processing as a major business application and a leading agricultural industrialization enterprise in Heilongjiang Province.  Its market sales capacity exceeds its own deep processing production so it will purchase raw materials from Yida.

Soy Protein	Isoflavone

Each of the new production lines can produce up to 5,500 tons of soy protein and 13 tons of isoflavones and 13 tons of saponins annually.  This raw material supply for natural medicine is expected to be a new growth area for Yida.

Soybean raw material is a major production cost for soya oil and healthcare product processing companies.  The large fluctuation of soybean prices in international markets gives the processing companies great difficulties in controlling production costs.  (See the following chart)

Chart Soybean Futures Quotes

The following table sets forth the international trading prices of soybeans from 1995 to 2011:

Source: CME Group-

Yida’s autumn soybean harvest will provide 100% self supply for deep processing production, a substantial advantage over its competitors.

Chinese cultivated soybeans are non-GMO soybeans which we believe are thought to be healthier than GMO soybeans (Japan requires imports to be Non-GMO).  Currently in China only 5% of edible soya oil raw materials are domestically cultivated non-GMO soybeans while 95% of raw materials are imported soybeans.  Therefore, due to our anticipated lower production costs and our use of self-supplied non-GMO soybeans in our soya oil production process, we believe that Yida will have an advantage over foreign competitors in the edible oil market.
Edible Oils

Currently in China, there is excess production capacity in the edible oil market.  Most of the processing companies are located in coastal areas.  The Chinese government enforces a sales radius restriction of approximate 500 kilometers to ensure fresh product and protect markets.  The production and supply of edible oil in Central China is moderate.

As of the end of 2009, the population in Henan was 99.67 million.  The large population in the local area ensures strong demand for edible oil.   As a living necessity, edible oil is anti-cyclical.   The industry is stable and it provides Yida with a reliable cash flow for its daily operations.

Yida’s current main edible oil competitor is Zhengzhou Yangguang Group, a joint venture of U.S. investors, HK investors and the Henan Import and Export Company.  Zhengzhou Yangguang has larger financial resources than Yida; however its location in Zhengzhou for the sales to Shanxi, North-West of Yu is poor.

Yida sells its oils primarily through agents without contract.  Its top 5 agents account for 43% of its total sales, with an average commission of US $22 (RMB 150) per ton.  The agents are responsible for pick-up and delivery, paying 100% cash in advance for all products.   Prior to the Mid-Autumn Festival and the Spring Festival, many local residents pool their purchasing power to make group purchases accounting for 15% to 20% of Yida’s annual oil sales.

Currently, oils are sold primarily under the brand name of Xilinmen, targeted at the middle to high end market.   Yida has other brands, Fumanchu and Jinsifu, targeted at the lower end market.  Its sales staff is responsible for distributing product to agents and determining daily oil pricing.  The sales staff is paid “salary + bonus” with no written contract and the bonus schedule is determined by Mr. Feng Hexi, Yida’s CEO.

Grade 2 vegetable oil is sold primarily to upper income consumers in luxury packaging and 5-star hotels and restaurants in bulk packaging. Grade 4 oil is marketed to lower income consumers and wholesale customers.

Farming

Yida’s farming segment  produces three main products – wheat, soybeans and peanuts.  Each of the crops are drought enduring plants and can withstand longer periods between watering cycles than many other crops.  The farming process is the same for all three crops and is shown in the chart below.

20 full-time workers oversee and manage the farming activities.  The machinery involved in the cultivation process consists of irrigation and cropping machines.

The farming cycles are on a six month rotation.  Beginning in October of each year, Yida grows wheat for harvest in June. In 2010 Yida utilized 9,176 acres for growing wheat.  In June, Yida plants crops which it believes will generate the best margins. In the summer of 2010 Yida grew peanuts and soybeans on approximately 4,423 and 3,763 acres respectively.

The working capital requirements for planting wheat are approximately $448/acre or $4,108,462. In 2010 the working capital requirements for soybeans and peanuts were $324/acre or $1,219,212 and $461/acre or $2,039,003 respectively.

Wheat

Yida’s wheat seed cultivation yields a 39% gross margin.  Its wheat planting is conducted as cooperative business between Yida and four seed companies:  Henan Kaide Seed Technology Co., Ltd., Wen County Keyuan Seed Industry Co., Ltd., Jiaozuo City Huaiyuan Seed Industry Science & Technology Trade Co., Ltd. and Wuzhi County Agriculture Science & Seed Industry Co.  These seed companies provide Yida with wheat seeds free of charge.  The seed companies then instruct, guide and train Yida on how to grow the wheat for optimal results.  When the wheat is harvested, the seed companies will confirm that product quality requirements have been met.  The seed companies then purchase the entire harvest.  The wheat grown by Yida to be purchased back by the seed companies is sold to surrounding local farmers as seeds. The seed companies pay Yida 10% over market value for their seeds because the Yida seeds are of planting quality which is superior to ordinary wheat sold for food.

There are two kinds of wheat planted in China:  Spring Wheat and Winter Wheat.  Spring Wheat is planted in Northeast China.  Due to its low quality, Spring Wheat is not welcomed by most consumers and only the local people of Northeast China consume Spring Wheat.  Winter Wheat is planted in several provinces such as Henan, Shandong and Anhui.  Approximately 50% of all wheat consumed by non-wheat producing provinces is grown in Henan province.  Seed companies have advanced R&D teams to cultivate new breeds of seeds with superior characteristics such as high yield and disease and pest resistance.  These top quality seeds are highly valued by local farmers for planting.  Competition in the wheat seed business is low due to the difficulty in acquiring large farm lands and modern farming equipment.

Economic Crops

Yida also cultivates economic crops, such as sweet potatoes and corn, and usually can sell all crops produced, providing a good cash flow. There is little competition in the sale of these economic crops.  These crops are typically purchased by local dealers at the farm, avoiding any transportation costs.  Yida determines the types of crops to grow according to temperature, climate and market demand.  Currently, Yida is growing new sweet potatoes.

New sweet potatoes are a high-production, high-value economic crop providing good cash flow

The Company plants soybean providing a reliable product source to process edible oil and deep processing of soy protein, saponins and isoflavones.

Peanut cultivation, a good economic crop with strong market demand.

Medical Benefits of Soybeans

Research indicates that soy protein, soy isoflavone and soy saponin may provide significant medical benefits.

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Soy protein - it is very low in fat, contains no cholesterol and contains phytochemicals. The main phytochemicals in soy protein are isoflavones, saponins and phytc acid.  These phytochemicals are strong antioxidants and have many other properties.  It is believed that soy protein and its associated phytochemicals reduce heart disease, osteoporosis, cholesterol levels and the risk of cancer.

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Isoflavone (ī′sō flā′vōn′) - Phytoestrogen compounds that are extracted from soy, such as daidzein, genistein, and glycitein, are known as soy isoflavones. They are commonly used to alleviate the effects of menopause, PMS, and other female hormone-related conditions.  They have been shown to help improve bone density, protect against bone loss, reduce cholesterol levels, and benefit people with prostate problems.

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Saponin (sap´o-nin) - any of a group of glycosides widely distributed in plants.   Saponins are plant-based anti-inflammatory compounds that may lower cholesterol and prevent heart disease as well as some cancers.

The benefits of soy products are supported with volumes of favorable medical research.  There are well established growing markets for natural medicine, health food, dietary supplements and various personal care products in China and worldwide. In the past two decades, most research has centered on one particular group of naturally-present chemicals, the isoflavones. Isoflavones are essentially unique to the soybean.  Isoflavones are a class of phytoestrogens—plant-derived compounds with estrogenic activity. Soybeans and soy products are the richest sources of isoflavones in the human diet.   Below is a summary of some of the most important medicinal benefits that may be derived from soybeans:

Cancer

The number of global cancer deaths is projected to increase 45% from 2007 to 2030 (from 7.9 million to 11.5 million deaths annually), influenced in part by an increasing and aging global population. The U.S. National Cancer Institute first began seriously investigating the potential for soy to reduce cancer risk nearly 20 years ago.  Interest in this area was stimulated in part by the observation that soyfood consuming countries have relatively low breast and prostate cancer rates. Researchers also recognized that soybeans contain several compounds that may have cancer-protective qualities.

•	High-soy consumers were found to be about 30% less likely to report having breast cancer than Asian women who consumed relatively little soy.
•	Breast cancer risk reduction from 28 to 60% when soy intake occurs at younger ages.
•	Rates of prostate cancer are relatively low in soyfood-consuming countries.
•	Studies involving Asian men who consumed the most soy were almost 50% less likely to have prostate cancer than those who consumed relatively little soy.
•	A recent National Cancer Institute study reported that Isoflavone Genisten markedly reduced the ability of a malignant cell to invade tissue in prostate cancer patients.
•	Men with unsuccessful prostate cancer treatment benefit from soy isoflavones.
•	Many animal studies show that isoflavones and isoflavone-rich soy protein inhibit prostate tumors.

Diabetes

With obesity reaching epidemic proportions, the U.S. Centers for Disease Control estimates that 18 million Americans have diabetes. Increased rates of diabetes have resulted in a dramatic rise in the incidence of kidney or renal disease, which is often a complication of diabetes.

•	Soy appears to positively impact cardiovascular health and kidney health, organs known to be particularly vulnerable to diabetes.
•	A recent prospective study found that, among Chinese postmenopausal women with a body mass index of <25 kg/m2, the risk of glycosuria was reduced by about two-thirds in high- versus low-soy consumers.
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A study of 173 postmenopausal women from Hong Kong found habitual soy protein intake was inversely related to fasting serum glucose levels in women with baseline fasting glucose levels above the median.

•	The low glycemic index of soy foods suggests they can help control diabetes and obesity.
•	Studies show soy protein can play a beneficial role in renal function.
•	When healthy subjects were given an equivalent 80g dose of either soy protein or meat protein, the soy protein produced favorable effects on kidney function relative to the meat protein.

Cholesterol and Heart Health

Coronary heart disease (“CHD”) is substantial in the United States, with almost 17 million Americans diagnosed. Approximately 1/2 of men and 2/3 of women in America will develop CHD after age 40. Soyfoods may favorably affect several CHD factors, including elevated blood pressure and damaged arteries.

•	In 1995, a comprehensive statistical analysis that included 34 studies showed conclusively that soy protein lowered LDLC.
•	In 1999, the Food and Drug Administration asserted that 25 grams of soy protein per day, as part of a diet low in saturated fat and cholesterol, may reduce the risk of heart disease.
•	Estimates suggest soy protein lowers LDLC 3 to 5%, lowering CHD risk 10 to 15%.
•	The American Heart Association (“AHA”) has stated that soy protein as a replacement for animal protein products may provide cholesterol-lowering benefits.
•	Soy diets have been shown to lower cholesterol by as much as 30 percent.
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Studies suggest that soy protein may lower blood pressure, make LDL less atherogenic and that isoflavones in soybeans directly improve the health of coronary arteries by improving systemic arterial compliance and vascular reactivity. For example a Southern China study found that higher soyfood intake was associated with 44 to 82% reduction in the risk of stroke among men and women.

Soy and Osteoporosis

A worldwide problem, osteoporosis is the most prevalent metabolic bone disease in developed countries including the United States. Since overall diet is known to influence bone health, there is considerable interest in the possible skeletal benefits of soyfoods, particularly isoflavones.

•	Studies show that higher Asian soy intake is positively associated with higher bone mineral density.
•	A three-year Italian study found spinal bone loss decreased by approximately 12% in the placebo group whereas in the group given the isoflavone Genisten, BMD increased by 9%.
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Two prospective Asian epidemiologic studies concluded that relative risk among high-soy consuming postmenopausal women was lower by approximately one-third in comparison to women who consumed relatively little soy.

Menopause and Hot Flashes

Soyfoods are a rich, and essentially unique, dietary source of isoflavones.  Isoflavones are often referred to as phytoestrogens because they have a similar chemical structure to the hormone estrogen and exert estrogen-like effects under certain conditions. For many women, hot flashes are a classic sign of menopause, and the most common reason for seeking treatment.  A hot flash produces a sudden sensation of warmth or even intense heat that spreads over various parts of the body, especially the chest, face and head.  In about 10 to 15% of women with hot flashes, the symptoms are frequent and severe. Hot flashes can greatly impact quality of life for many women.  Although the hormone estrogen is known to alleviate hot flashes, for many reasons a large portion of menopausal women prefer to seek relief with a more natural, non-pharmaceutical approach.  Clinical evidence suggests that soyfoods may offer one such approach.

•	Japanese women report having fewer hot flashes than European and North American women. And among Japanese women, those who consume the most soy have fewer hot flashes.
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More than 50 hot flash trials evaluating the efficacy of isoflavone-containing products have been conducted. There is clinical evidence indicating that isoflavone supplements may offer an effective treatment for hot flashes.

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In a comprehensive analysis evaluating the effects of isoflavone supplements, not whole soyfoods, isoflavone supplements were found to reduce the frequency and severity of hot flashes by approximately 50%.

Competition

The Chinese edible oil industry is highly competitive. Our major competitors are Yihai Kerry and the Shangdong Luhua Group.  According to information released by the National Bureau of Statistics of China, the total edible oil produced in China in 2010 was 3.9 million tons and Yida’s vegetable oil sold in 2010 was 5,175 tons.  Therefore, Yida’s current market share is only 0.013%. The principal method of competition in the vegetable oil industry is the ability of producers to control their costs.  Yida’s farming products are commodities and we believe that Yida can sell to third parties or use in its vegetable oil processing business all of the crops it produces.

We believe that Yida has the following significant competitive advantages over its peers in the in the PRC:

•	Yida will be the only supplier of isoflavones and saponins in Henan Province.
•	Its existing 11,153 acres of Yida farm land is substantial.
•	Yida’s substantial underground water source helps to protect it from many of the adverse affects of drought.
•	1,480 developed water wells with underground piping in place and farm expansion includes 450 additional wells.
•	The fact that Yida can self-supply soybeans in its vegetable oil processing business is expected to shelter Yida from price fluctuation risks and ensure the quality of its raw materials.
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Low cost factors including the common family farming background in China, large-scale mechanized cultivation, location within China's largest grain and oil-producing areas, low acquisition cost of raw materials, low transportation cost, strategic location near densely populated areas with low-cost human resources.

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Yida believes that after its deep processing line becomes operational it will be the only Henan Province company with an energy efficient and pollution free deep processing line using an alcohol leaching method, as compared to the competing acid method which generates highly polluted waste water.

•	Yida has an adaptable sell-or-use strategy to control cultivation and edible oil processing production.
•	Yida uses modern mechanized farm equipment provides superior efficiency compared to the majority of small farm operations.

Employees

As of April 20,  2011 Agricorp and its subsidiaries had 80 full-time employees, including 9 management and supervisory personnel, 47 production workers, 4 sales and marketing personnel, 14 administration personnel, and 6 accounting personnel.

Seasonality

Wheat is harvested in June of each year and peanuts and soybeans are harvested in September and October of each year. External sales of wheat are made in June and external sales of peanuts and soybean are made in the fourth quarter and first quarter of each year. Yida uses its own grown peanuts and soybeans in its vegetable oil processing operations during the fourth and first quarter. As a result, cost of sales of vegetable oils is relatively lower in those quarters.

Intellectual Property

The Company does not own any patents.

Set forth below is a list of the trademark applications that we have submitted for trademark registration:

Jurisdiction	Trademark Description	Application No.	Trademark Status	Application Date
China	Jiachuxilinmen	5286095	Pending Approval	April 14, 2006

China	Jinsinfu	5002743	Pending Approval	November 15, 2005

China	Fumanchu	5002721	Pending Approval	November 15, 2005

China	Cancanxilinmen	5286096	Pending Approval	April 14,2006

Regulation

The legal framework for edible oil production and distribution and farming is laid down by the national laws and regulations of the PRC, as well as regional laws, regulations and measures promulgated by the relevant provincial or municipal authorities of the PRC.

Laws and Regulations Relating to Food Quality and Safety

As an edible oil producer, we are required to obtain a food production permit pursuant to the Food Safety Law of the PRC, the Regulations for Implementation of Food Safety Law of the PRC and the Regulation on the Management of Production Permit for Industrial Products. Yida obtained the food production permit on April 14, 2008, which will be valid until April 13, 2012.

According to the Production Quality Law of the PRC, we are responsible for the quality of our products, the quality of products shall pass relevant examinations, and the products shall meet the following requisite standards:

(1) being free from unreasonable dangers threatening the safety of human life and property, and conforming to the national standards or trade standards safeguarding the health or safety of human life and property where there are such standards;
(2) possessing the properties and functions that they ought to possess, except for those with directions stating their functional defects; and
(3) conforming to the product standards marked on the products or the packages thereof, and to the state of quality indicated by way of product directions, samples, etc.

Yida has obtained a Certificate of Conformity of Management System Certification certifying that its quality management system for the production of edible oil is in conformity with GB/T19001-2000 idt ISO9001:2000 Standard on April 25, 2008.  Yida currently maintains an internal quality control department to supervise the quality of its products.  Also, the administrative departments responsible for supervision over product quality may organize supervision and random checking on the quality of Yida’s products, and the results of random checking of product quality shall be made public.  The administrative departments responsible for supervision over product quality have reported no quality problems related to Yida’s products.

According to the Special Rules of the State Council on Strengthening the Supervision and Management of the Safety of Food and Other Products, the PRC government has imposed strict requirements on imported and exported products. For example, inspectors of exported goods are responsible for their inspection conclusions, the regulatory authority keeps an “honor roll” and blacklist of the manufacturers and distributors of exported goods and manufacturers and distributors who escape inspection or forge inspection conclusions are subject to administrative or criminal punishment.  PRC manufacturers and distributors must ensure that exported goods meet the standard set by the importing countries or regions, or by contractual requirements.

If our products are unsafe for human health after an investigation and evaluation conducted by us or by the experts organized by the provincial administrative departments responsible for supervision over product quality , we are required to conduct a voluntary recall of our products in line with the Provisions on Management of Food Recalls.  Otherwise, we may be ordered to recall by the General Administration of Quality Supervision, Inspection and Quarantine of the PRC.

The PRC government is strengthening the administration of food safety. We believe that additional laws or regulations on food safety will be promulgated in the future and our business may be subject to additional legal requirements.

Laws and Regulations Relating to Farming

Yida’s farming business is required to comply with the PRC Law on Quality and Safety of Agricultural Products, which provides that agricultural producers shall rationally use chemical products, such as chemical fertilizers, pesticides, veterinary medicine and agricultural films, in order to avoid contaminating the production places of agricultural products; agricultural products under any of the following circumstances shall not be marketed:

(1) containing pesticides, veterinary medicine or other chemical substances banned by the State;
(2) the residues of chemical substances, such as pesticides and veterinary medicine, or the toxic and harmful substances contained, such as heavy metals, are not in conformity with the quality and safety standards of agricultural products;
(3) the pathogenic parasites, microorganisms or biologic toxin contained are not in conformity with the quality and safety standards of agricultural products;
(4) the materials used, such as antistaling agents, preservatives and additives, are not in conformity with the compulsory technical specifications set by the State; and
(5) other circumstances where the agricultural products fail to meet the quality and safety standards.

The administrative departments for agriculture may conduct regular supervision and make random checks of the agricultural products under production or on the market.   The administrative departments for agriculture have reported no quality problems of Yida’s agricultural products.

Regulations on Pesticide Administration provides that the use of pesticides shall follow the rules for preventing pesticide poison, the mixture and application of pesticides shall be conducted correctly and the wastes shall be disposed properly and safely avoiding environmental pollution and poisoning accidents; the application of pesticides shall follow the specified dosage, frequency of application, methods of application and withholding period to avoid polluting agricultural and sideline products.  Abuse of pesticides shall, based on the harmful consequences therefrom, be given a warning, and a fine of not more than RMB 30,000 may be imposed concurrently.  Yida uses bio-pesticides on its crops. Yida also uses a small amount of chemical pesticides on the farms.  Yida’s use of pesticides is not in violation of any laws or regulations.

Laws and Regulations Relating to Environmental Protection

The PRC Environmental Protection Law requires all entities that produce pollutants or other hazardous substances to take necessary environmental protection measures and implement environmental protection methods, systems or procedures.  Penalties for the breach of the PRC Environmental Protection Law include warnings, payment of damages and fines.  Material violation of environmental laws and regulations that causes loss of properties or personal injuries or death may result in criminal liability.

According to the Law of Prevention and Treatment of Water Pollution of the PRC, all new, renovated or expanded construction projects discharging pollutants directly or indirectly into water must be constructed with due evaluation of their impact on the environment.  Entities discharging pollutants directly or indirectly into water must report and register their contaminated wastes discharge facilities and treatment facilities and the types, amount and concentration of pollutants discharged under normal operating conditions and provide technical information in respect of prevention and control of water pollution to the local environmental protection authorities.

Yida recycles water and steam at the oil processing plant to minimize environmental impact, and has passed the examination by the environmental protection administrative and supervisory authority.

Laws and Regulations Relating to Work  Safety

Production and business units are subject to the PRC Work Safety Law and ensure work safety by setting up and improving the responsibility system for work safety and improving the conditions to guarantee work safety.  Any decision-making body, principal leading member of a production or business unit or individual investor that fails to maintain the work safety conditions shall be ordered to set it right by providing the necessary amount of funds within a specified time.  If a deficiency is not remedied by the expiration of the time limit, the production or business unity shall be ordered to suspend production or business operations.  Those violating the provisions of the PRC Work Safety Law will be liable for various penalties, including being ordered to take corrective actions within a specified time, suspension of business, confiscation of illegal proceeds and payment of fines in accordance with the particular circumstance.  In serious circumstances, business licenses will be revoked or criminal offenses will be charged.  Enterprises and persons directly responsible for the offences may be subject to criminal liability.

No accident has occurred during Yida’s operations, and Yida has not been warned, fined or penalized by PRC government authorities in charge of work safety.

There are substantial uncertainties regarding the interpretation, application and enforcement of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. These laws and regulations are sometimes vague and are subject to future changes, and their official interpretation and enforcement by the various branches of the PRC government may involve substantial uncertainty. The PRC legal system is based in part on governmental policies and internal rules some of which are not published on a timely basis or at all. New laws, regulations, rules and policies that affect existing and proposed future businesses may also be applied retroactively. We cannot predict with certainty what effect existing or new PRC laws or regulations may have on our business. In addition, there is less published guidance regarding PRC laws as compared to laws in the United States, and prior rulings and interpretations of PRC laws may not necessarily carry the same precedential value as in the United States.

The Company believes that it is compliance with all of the PRC laws and regulations regarding  food safety, environmental protection and worker safety, although it has not received an opinion of PRC counsel as to such matters.

Asian Development Bank (“ADB”) Loan Commitment

In 2010 the Company obtained a $4 million loan commitment from the Jiaozuo City Finance Bureau to make long-term loans to the Company in the aggregate principal amount of $4 million, which loans  are funded by Asia Development Bank (“ADB”) under the “Dry Farming Sustainable Agriculture Projects of Henan Province”.

ADB extends loans and provides technical assistance to its developing member countries for a broad range of development projects and programs. It also promotes and facilitates investment of public and private capital for economic and social development.  Source: http://www.adb.org/Projects/   The ADB Project’s objectives complement the Company’s business model with a focus on industry and environmental improvements.  Primary project goals are to effectively reduce water loss and soil erosion, improve the agricultural environment, increase output and quality, improve drought-resistance capabilities, increase unit output and reduce costs.  The Project will improve dryland farming in Gansu, Henan, and Shandong provinces. The major beneficiaries will be about 600,000 farm households, whose average family income will be increased by 15%–25% at full development.  The $83M Dryland Sustainable Agriculture Project will create about 34,200 jobs including about 9,000 jobs for the poor and improve the production capacity of about 300,000 acres in 27 counties.  This approach is fully consistent with the PRC’s 11th Five-Year Plan to promote conservation agriculture, crop diversification, use of improved crop varieties, and soil and water conservation. Overall, the Project will promote sustainable farming practices and technologies to address land degradation and reduce poverty.

For information concerning the loan commitment made to the Company and amounts drawn down by the Company to date, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition.”

Private Placement of Convertible Notes and Warrants of Agricorp

On August 26, 2010 and September 30, 2010 Agricorp entered into Subscription Agreements with investors pursuant to which the investors agreed to and purchased, for an aggregate purchase price of $2,930,000, 10% convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,930,000 and warrants to purchase common stock of Agricorp (the “Warrants”).  All outstanding principal and accrued interest on the Notes are due on August 26, 2011, the first anniversary of the first date of issuance of the Notes. The outstanding principal amount of the Notes bear interest at the rate of 10% per annum. Interest is payable quarterly on the last business day of each fiscal quarter of Agricorp.  The Notes are secured by a Non-Recourse Guaranty by the following people: Hexi Feng, Jun Xu, Zhenxing Zhang, Xiaofang Xie, Baozhong Zhao, Tianxiang Zhang, Suozeng Chen and Suping Wang (collectively, the “Guarantors”). Each of the Guarantors holds an option under which in certain circumstances the person may acquire common stock of the Company. See footnote (4) to the table contained in “Security Ownership of Certain Beneficial Owners and Management.”

A portion of the proceeds of the sale of the Notes and Warrants is being held in escrow by Interwest Transfer Company (“Interwest”) pursuant to an Escrow Agreement dated as of July 22, 2010 between the Company and Interwest. Such funds have been used to fund the first two payments of interest on the Notes and will be used to fund the third payment of interest on the Notes when due.

The Notes shall automatically convert into the Company’s securities at a 50% discount to the price at which such securities are sold in a “Qualified Financing, which term is defined as the sale by the Company of its capital stock in a capital raising transaction, for aggregate gross proceeds to the Company of at least $15 million.

The Warrants issued to the investors are exercisable at any time during the five-year period commencing on the first anniversary of their date of issuance, except that the warrants shall be null and void and not exercisable if, prior to such one year anniversary, the Notes are automatically converted into Common Stock. The number of shares for which a Warrant issued to each investor is exercisable equals the principal amount of the Note issued to the investor divided by the exercise price of the Warrant. The exercise price per share of the Warrant equals the lesser of $2.50 and 50% of the price per share of the Common Stock (or common stock equivalent) issued by the Company in a Financing (as defined in the warrant).

In connection with the issuance of the Notes and Warrants, the Company entered into a Registration Rights Agreements with the investors covering the resale of shares of the Company’s Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

DESCRIPTION OF PROPERTY

Facilities

Yida is located in Henan Province, one of the largest agricultural provinces in China. Its oil processing factory is situated on a 342,000 square feet lot with a building area of over 269,000 square feet.

Set forth below is a table containing certain information concerning the location and area of each of Yida’s farm lands and the terms under which such properties are leased.

Name of Farm	Area (Mu)/(Square Meters)	Location	Lessor	Lessee	Lease Commencement Date	Lease Expiration Date	Rent per Year ($)
Mazhuang Village, Zhouzhuang Town, Xiuwu County Huanghetan Farmland	1,700/ 1,133,333.33	Mazhuang Village, Zhouzhuang Town, Xiuwu County, Jiaozuo, Henan	Mazhuang Village, Zhouzhuang Town, Xiuwu County,	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$156,923.081
Tanlu Zhuang, Wenquan Town, Wen County Huanghetan Farmland	17,000/11,333,333.33	Tanlu Zhuang, Wenquan Town, Wen County, Jiaozuo, Henan	Tanlu Zhuang, Wenquan Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$915,384.622
Zhujia Zhuang, Nanzhangqiang Town, Wen County Farmland	7,000/ 4,666,666.67	Zhujia Zhuang, Nanzhangqiang Town, Wen County, Jiaozuo, Henan	Zhujia Zhuang, Nanzhangqiang Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$376,923.083
Zhujia Zhuang, Nanzhangqiang Town, Wen County Farmland	9,000/ 6,000,000.00	Zhujia Zhuang, Nanzhangqiang Town, Wen County, Jiaozuo, Henan	Zhujia Zhuang, Nanzhangqiang Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	9/1/2008	8/31/2023	$484,615.384
Liaoyu Village, Sishui Town, Xingyang City, Huanghetan Farmland	10,000/6,666,666.67	Liaoyu Village, Sishui Town, Xingyang City, Henan	Liaoyu Village, Sishui Town, Xingyang City	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$538,461.545
Qingjinggou Village, Sishui Town, Xingyang City, Huanghetan Farmland	13,000/ 8,666,666.67	Qingjinggou Village, Sishui Town, Xingyang City, Henan	Qingjinggou Village, Sishui Town, Xingyang City	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$700,0006
Zhujia Zhuang, Zhangqiang Town, South Wen County Farmland	9,000/6,000,000	ZhuijiaZhuang, Zhangqiang Village, Jiaozuo, Henan	ZhujiaZhuang, Zhangqiang Village, South Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	10/1/2010	9/30/2025	$484,615
Liaoyu Village, Sishui Town, Rouying City Farmland	1,000/666,667	Liaoyu Village, Sishui Town, Rongyang City, Henan	Liaoyu Village, Sishui Town, Rongyang City	Jiaozuo Yida Vegetable Oil Co., Ltd.	10/1/2010	6/30/2025	$53,846
Total	67,700/45,133,355.90

1 This is the first year rent. The rent may be adjusted according to market conditions after the first year.
2 This is the first year rent. The rent may be adjusted according to market conditions after the first year.
3 This is the first year rent. The rent may be adjusted according to market conditions after the first year.
4 This is the first year rent. The rent may be adjusted according to market conditions after the first year.
5 This is the first year rent. The rent may be adjusted according to market conditions after the first year.
6 This is the first year rent. The rent may be adjusted according to market conditions after the first year.

Yida has been granted a state-owned land use right by Jiaozuo City People’s Government. The land for which the land use right is granted has a total area of 31,770.21 square meters. The land is located at the Fengshou Road West, Jiaozuo City, Henan Province. The State-Owned land use right with a title certificate No. Jiaoguoyong (2003) No. 113 shall expire on March 6, 2053

Set forth below is a table containing certain information concerning the building property title certificate of Yida.

Building Property Title Certificate No.	License-Issuing Authority	Owner	Location of the Building	Area (square meters)
Jiao Fangquanzheng Jie Zi No. 0190100869	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	327.65
Jiao Fangquanzheng Jie Zi No. 0190100870	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	688.19
Jiao Fangquanzheng Jie Zi No. 0190100871	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	675.13
Jiao Fangquanzheng Jie Zi No. 0190100872	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	30.94
Jiao Fangquanzheng Jie Zi No. 0190100873	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	76.53
Jiao Fangquanzheng Jie Zi No. 0190100874	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	43.56
Jiao Fangquanzheng Jie Zi No. 0190100875	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	14.85
Jiao Fangquanzheng Jie Zi No. 0190100876	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	557.01
Jiao Fangquanzheng Jie Zi No. 0190100877	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	206.25
Jiao Fangquanzheng Jie Zi No. 0190100878	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	778.05
Jiao Fangquanzheng Jie Zi No. 0190100879	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	43.56
Jiao Fangquanzheng Jie Zi No. 0190100880	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	256.13
Jiao Fangquanzheng Jie Zi No. 0190100881	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.79
Jiao Fangquanzheng Jie Zi No. 0190100882	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.79
Jiao Fangquanzheng Jie Zi No. 0190100883	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	74.36
Jiao Fangquanzheng Jie Zi No. 0190100884	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	873.80
Jiao Fangquanzheng Jie Zi No. 0190100885	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	377.30
Jiao Fangquanzheng Jie Zi No. 0190100886	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.12
Jiao Fangquanzheng Jie Zi No. 0190100887	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	219.18
Jiao Fangquanzheng Jie Zi No. 0190100888	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	41.29
Jiao Fangquanzheng Jie Zi No. 0190100889	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	634.20
Jiao Fangquanzheng Jie Zi No. 0190100890	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	26.88
Jiao Fangquanzheng Jie Zi No. 0190100891	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	1,049.44
Jiao Fangquanzheng Jie Zi No. 0190100892	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	24.40
Total Area (square meters)				7,119.4

Huge Storage Capacity

Yida has 3 steel silos, in which raw materials of 90,000 tons can be stored.  Yida has 3 warehouses in which raw materials of 12,000 tons can be stored and has 2 containers outside in which parts of raw materials can be stored.

Pre-treatment Automated Equipment

500 tons of soybeans and 600 tons of peanuts can be pre-treated daily in the pre-treatment production line.

The capacity of refining is 100 tons hourly in the high burning-point cooking oil production line.

Two Clean Production Lines (filling and refined packaging).

Testing equipment and strict quality control measures provide stable product quality.

The Company believes that the foregoing properties are suitable and adequate for its present needs. The productive capacities of each of the first and second deep processing lines will be 5,500 tons of soy proteins, 13 tons of isoflavones and 13 tons of saponins.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Hexi Feng	48	Chairman of the Board, Chief Executive Officer and Director

Chao He	29	Chief Financial Officer

Ming Liu	36	Director

Joseph Levinson	34	Director

Hexi Feng, became the Chairman of the Board, Chief Executive Officer and a director of Agricorp on August 24, 2010 and the Chairman of the Board, Chief Executive Officer and a director of the Company on February 11, 2011. Mr. Feng has been the Chairman of the Board of Yida since 2003 Mr. Feng is responsible for the formulation and deployment of the overall company strategy.  He has an undergraduate degree and over 16 years of related business experience and served in the army as the monitor of the radio headquarters.  In 1984, he was appointed as the Deputy Secretary of the Food Bureau, Jiaozuo City.  In 1998, he became the Director of the Oil Reserve Department of Jiaozuo City.

Chao He became the Financial Controller of Agricorp in December 2010 and the Financial Controller of the Company on February 11, 2011. He was elected as the Chief Financial Officer of the Company on May 2, 2011. For approximately one year prior to his employment with Agricorp, Mr. He was working as an analyst for Shanghai Yuanxin TouZi Guanli Youxian Gongxi in Shanghai, PRC. During the period between April 2008 and January 2010, Mr. He was a financial analyst at Hella Shanghai General Electronic Co., Ltd. Prior to that, he served as a financial consultant at Marzars Group (Shanghai), an international financial consulting and advisory company, during July 2007 through April 2008. Mr. He graduated from Shanghai Maritime University in 2006 with a Bachelor degree in Accounting and Management. Mr. He is a certified member of the Association of International Accountants.

Ming Liu became a director of Agricorp on September 27, 2010 and a director of the Company on April 13, 2011. Since 2006, Mr. Liu has been a director of Sino-American Capital Group, LLC, an advisory firm based in the People’s Republic of China which is engaged in developing business and financial relationships between the U.S. and the People's Republic of China. From October 2006 to February 2007, Mr. Liu was the CEO of Ubrandit.com, a public company listed on the OTC BB. In February 2007, Ubrandit merged with Advanced Green Materials, a company based in Harbin in the People’s Republic of China.   From 2004 to 2005, Mr. Liu was a member of the Board and Corporate Secretary to Advanced Battery Technologies, Inc., a Delaware holding Company listed on NASDAQ under the symbol ABAT whose Chinese subsidiary, ZQ Power-Tech, is engaged in the development and manufacture of lithium-ion batteries.  From 2003 to 2004, Mr. Liu was Secretary to the Board of ZQ Power-Tech.  From 1999 until 2003, Mr. Liu was Vice President of Harbin Ridaxing Science and Technology Co., Ltd., a technology provider located in Harbin, China.

 Joseph Levinson became a director of Agricorp on October 4, 2010 and a director of the Company on April 13, 2011. He has been a United States Certified Public Accountant for more than 15 years. From January 2006 until the present, he has been principally engaged as an independent consultant to Chinese companies involved in overseas transactions. .He speaks, reads and writes Chinese fluently and has vast experience in China working with Chinese companies. He was previously a Manager in the banking practice of the New York office of Deloitte and Touche and was involved in numerous transactions involving complex financial structures. He also previously worked at KPMG in New York and Hong Kong. In the 1990s, Mr. Levinson served as an executive of Hong Kong Stock Exchange-listed China Strategic Holdings, where his major responsibilities included its subsidiary, China Tire, one of the first Mainland Chinese companies to list on the NYSE. He is also the editor of Wall Street Guanxi: How Chinese Companies Can Maximize Their Value in the U.S. Capital Markets, a trade paperback published in Chinese by Beijing University Press in 2007.  Mr. Levinson graduated summa cum laude from the University at Buffalo in 1994 with a double major in accounting and finance.

Director Qualifications

The Company’s Board of Directors believes that each director’s experience, qualifications, attributes, or skills on an individual basis and in combination with those of other directors lead to the conclusion that each director should serve in such capacity. Among the attributes or skills common to all of the Company’s are their ability to review critically and to evaluate, question, and discuss information provided to them, to interact effectively with the other directors, officers and employees of the Company, as well as service providers, counsel, and the Company’s independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as directors. The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Board to conclude that the individual should be serving as a director of the Company:

Hexi Feng- Mr. Feng has been the CEO of Yida and in charge of formulating its overall business strategy since 2003. He is the principal stockholder of Yida and may become entitled to acquire a majority ownership of the Company’s Common Stock under a Call Option Agreement dated as of August 26, 2010 between him and Sky Harmony Ecological technology Limited described in footnotes (3) and (4) to the table contained in “Security Ownership of Certain Beneficial Owners and Management.”

Ming Liu– Mr. Liu’s long and successful track record in developing business and financial relationships between the U.S. and the PRC were factors considered by the Board.   Specifically, the Board viewed favorably his role at Ubrandit.com as CEO, at Advanced Battery Technologies, Inc, a Nasdaq-listed company, as a member of the Board, and his role as a director of Sino-American Capital Group, LLC, in making their recommendation. Mr. Liu is fluent in Mandarin, Cantonese and English and the Board believes that he will be an asset to the Company in communications and compliance.

Joseph Levinson– Mr. Levinson’s track record as a U.S. Certified Public Accountant for more than 15 years, and his long experience in China were factors viewed favorably by the Board in selecting Mr. Levinson for a directorship.  Specifically, Mr. Levinson’s experience as a Manager at the “Big 4” firm of Deloitte and Touche, his work as a U.S. Certified Public Accountant, and his academic achievements were factors in leading to this recommendation. Mr. Levinson is fluent in Mandarin and will be an asset in communicating with management and providing clarity on financial issues.

Employment Agreements

The Company has not entered into employment agreements with any of its officers or other key employees.

Compensation of Officers and Directors

None of the Company’s officers or directors were awarded or received any compensation for their services to the Company during the fiscal years ended July 31, 2009 and July 31, 2010 or during the period from August 1, 2010 to February 11, 2011.

The following table sets forth information concerning cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of Agricorp in 2009 and 2010 for services to Agricorp and its subsidiaries. No executive officer received compensation in excess of $100,000 for either fiscal 2010 or fiscal 2009.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen-sation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Feng Hexi, CEO	12/31/2010	$40,000	-	—	—	—	—	—	$40,000
Feng Hexi, CEO	12/31/2009	$0	$46,153	—	—	—	—	—	$46,153

The Company does not currently pay any compensation to its non-officer directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with related persons

At December 31, 2009 the Company has a loan receivable due from Feng Hexi, the Chairman of the Board and Chief Executive Officer of the Company, for $193,192 consisting of an advance of $68,235 for the purchase of raw materials and a loan of $124,957 to pay new production line equipment deposits. The loan was non-interest bearing and had no fixed repayment terms. The loan was repaid in 2010.  As of December 31, 2010 the Company also has a related party payable to its Chief Executive Officer, Mr. Feng Hexi, for $470,467 for funds advanced to purchase raw materials. The payable is non-interest bearing and has no fixed re-payment term.

Director Independence

The Company believes that Joseph Levinson and Ming Liu are “independent” as such term is defined by the rules of the Nasdaq Stock Market.

Board Composition and Committees

The Company’s Board of Directors is currently composed of three members, Feng Hexi, Ming Liu and Joseph Levinson.

On April 13, 2011 the Board of Directors of the Company established an Audit Committee of the Board of Directors, enacted an Audit Committee Charter and appointed Joseph Levinson and Ming Liu as members of the Audit Committee and Joseph Levinson as the Chairman of the Audit Committee. The Audit Committee is primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The Board of Directors has determined that Joseph Levinson is an audit committee financial expert and that each of Joseph Levinson and Ming Liu is independent as that term is defined in the listing standards of the NASDAQ Stock Market.

The Company currently does not have standing nominating or compensation committees.  Currently, its entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish a nominating committee and a compensation committee of the Board of Directors as soon as practicable.  We envision that nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Code of Ethics

Our Board of Directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of China Agricorp, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a company in China’s agricultural industry in Henan Province with our farming and vegetable oil processing enterprise. We are headquartered in Jiaozuo with approximately 80 full time employees and 11,153 acres of farm land which we lease.

Our current major products are wheat, soya oil and peanut oil. For the years ended December 31, 2010 and 2009, our total revenues amounted to approximately $33 million and $22 million, respectively, a 49% year-over-year increase. Our revenues are subject to value added tax (“VAT”), urban maintenance and construction tax and additional education fees. We deduct the “VAT” amount from our gross revenues to arrive at our total revenues and include urban maintenance and construction tax and additional education fees in our total cost of sales. Our net income for the years ended December 31, 2010 and 2009 was $2.5 million and $5 million, respectively, a year-over-year decrease of 49%.

We generate revenues from two operating segments: farming and vegetable oil processing.

Segment I: Farming

Revenues for this segment were $7.4 million in the year ended December 31, 2010, an increase of 9.5% over revenues of $6.8 million in the year ended December 31, 2009. Most of our revenues from farming comes from the sale of wheat. Cost of sales was $4.5 million in the year ended December 30, 2010, an increase of 4.9% over cost of sales of $4.3 million in the year ended December 31, 2009.

Segment II: Vegetable oil processing

Revenues for this segment were $25.8 million in the year ended December 31, 2010, an increase of 66.4% over revenues of $15.5 million in this segment in the year ended December 31, 2009. Cost of sales was $20.4 million in the year ended December 31, 2010, an increase of 63.2% over cost of sales of $12.5 million in the year ended December 31, 2009.

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our sales revenues and net income are:

•	The changes in China’s macro-economic environment, government strategies and policies, industrial development and planning.

•	The impact of weather on crop output per acre of the farmland.

•	The sales price of vegetable oil, which is a commodity and the price of which is not controlled by us.

•	The purchase price variance on outsourcing soybeans as compared to the cost of self-production.

•	The availability and required terms of funding for our working capital, since additional working capital will allow us to purchase more raw materials and thereby increase our production.

For year ended December 31, 2010 Compared to the year Ended December 31, 2009

Results of Operations

	Year ended December 31, 2010 ($)	% of sales	The year ended December 31, 2009 ($)	% of sales	Change ($)	Change (%)
Revenue	$33,305,803	100%	$22,353,364	100%	$10,952,439	49.00%
Cost of Sales	24,956,236	74.93%	16,833,436	75.31%	8,122,800	48.25%

Selling and Marketing Expenses	343,249	1.03%	204,643	0.92%	138,606	67.73%
General and Administrative Expenses	4,437,436	13.32%	935,389	4.18%	3,502,047	374.39%

Other Income (Expenses), net	(1,021,750)	3.07%	652,870	2.92%	(1,674,620)	(256.50)%
Income before provision for income taxes and non-controlling interest income	2,547,132	7.65%	5,032,766	22.51%	(2,485,634)	(49.39)%
Provision for Income Taxes	0	0%	0	0%	0	0%

Revenue

Our revenue was $33,305,803 in the year ended December 31, 2010, an increase of $10,952,439 or 49.0%, compared to revenue of $ 22,353,364 in the year ended December 31, 2009. Sales in our vegetable oil and farming segments increased by 66% and 9.5%, respectively, for 2010 compared with 2009. The increased revenue was primarily driven by an increase in both sales volume and price received for soya oil and peanut oil in our vegetable oil processing business.

The sales volume and average unit prices for the years ended December 31, 2010 and 2009 for our products were as follows:

2010			Amount	Quantities	Unit cost in thousand
Segment	By Product	% of total	in thousand	Kilogram (kg)	per kg
Vegetable Oil	Soya Meal	31%	10,414	22,639,130	0.00046
	Soya Oil	15%	5,057	4,054,073	0.00125
	Peanut Oil	7%	2,258	1,121,405	0.00201
	Rape Oil	7%	2,458	2,181,650	0.00113
	Others*	17%	5,631
Total, vegetable oil		78%	25,818
Farming	Wheat	22%	7,225	22,280,000	0.00032
	Others*	1%	263
Total, farming		22%	7,488
		100%	33,306

2009
Vegetable Oil	Soya Meal	9%	1,905	4,150,432	0.00046
	Raw oil refining	25%	5,541
	Oil trading	22%	5,042
	Soya Oil	4%	884	868,834	0.00102
	Peanut Oil	6%	1,435	801,918	0.00179
	Rape Oil	-	-	-
	Others*	3%	708
Total, vegetable oil		69%	15,516
Farming	Wheat	24%	5,345	17,245,500	0.00031
	Others*	7%	1,492
Total, farming		31%	6,838
		100%	22,353
* None of the other products individually exceeds 4% of total revenue

 The revenue for soya meal increased by $8,491,000, or 442%, from 2009 to 2010. Soya meal is the byproduct of processing soya oil. When soybeans have been processed in to soya oil, the remainder becomes soya meal. The increase sales of soya meal were mainly caused by the increased sales of soya oil in 2010 compared with 2009.

 The revenue for soya oil increased by $4,173,424, or 472%, from 2009 to 2010. The average sales price of soya oil was $1,247/ton in 2010, an increase of 18.5% compared to $1,017/ton in 2009. The increase in the soya oil sales price was mainly caused by an increase in the soya oil market price. Our soya oil sales volume in 2010 was 4,054 tons, an increase of 367% compared to 869 tons in 2009. The increase in volume was mainly driven by the increased soya oil price in 2010.

 The revenue for peanut oil increased by $822,589, or 57%, from 2009 to 2010. The average sales price of peanut oil was $2,013/ton in 2010, an increase of 12.5% compared to $1,790/ton in 2009. Our peanut oil sales volume in 2010 was 1,121 tons, an increase of 39.8% compared to 802 tons in 2009. Higher sales prices generate higher gross margins, making soya oil and peanut oil production more profitable. This incentivized the Company to produce more soya oil and peanut oil in 2010.

Rape oil revenue was produced under a contract in 2010, which is not expected to occur in the future.

The revenue from raw oil refining decreased by $4,488,801, or 81%, from 2009 to 2010. Raw oil refining is a process in which the Company purchases raw vegetable oil and further refines it. The main reason for the decrease in revenue from raw oil refining in 2010 is due to a 15% decrease in gross margin for raw oil refining in 2010 compared to 2009. The raw oil gross margin decrease was mainly caused by market conditions affecting the prices of raw oil and vegetable oil in 2010 compared with 2009.

Oil trading revenue decreased by $4,259,389, or 84%, in 2010 compared with 2009. Oil trading occurs when the Company purchases vegetable oil from vendors and sells it at a higher price to other customers.

The revenue for raw oil service was $982,331 for 2010. All of this revenue came from a new customer in 2010. The customer provides raw material to the Company and the Company processes the raw oil provided by the customer into vegetable oil. The Company charges the customer a processing fee on each ton of raw oil processed. This was a new business in 2010. The Company expects that its customer will sign a new one year contract with the Company for 2011.

     The increase in wheat revenue in 2010 was mainly caused by the increase in the amount of wheat harvested, which was caused by the increased demand of four wheat companies.

Cost of Sales

Our cost of sales was $24,956,236 in the year ended December 31, 2010, an increase of $8,122,800, or 48.3%, compared to cost of sales of $16,833,436 in the year ended December 31, 2009.

The increase in our cost of sales resulted directly from the increased amount of vegetable oil processed during the period. The increase in cost of sales in the year ended December 31, 2010 was less than the increase in revenue because during the period the average selling prices of soya oil and its byproducts were higher than in the year ended December 31, 2009, which resulted in a higher gross margin.

Gross Profit

Gross profit for the year ended December 31, 2010 was $8,349,567, a 51.3% increase from gross profit of $5,519,928 for the year ended December 31, 2009. The gross margin increased to 25.1% from 24.7% year-over-year, principally due to the substantial revenue increase and a substantially lower cost of goods sold for the reasons noted above.

The gross margins for our products for the years ended December 31, 2010 and 2009 are as follows:

In USD000's
Soya line		2010	%of total	2009	%of total
Soya oil	Sales	5,057		884
	Gross profit	445	5%	34	1%
	Gross profit rate	9%		4%

Soya meal	Sales	10,414		1,905
	Gross profit	958	11%	72	1%
	Gross profit rate	9%		4%

Peanut oil	Sales	2,258		1,435
	Gross profit	1,393	17%	430	8%
	Gross profit rate	62%		30%

Rape oil	Sales	2,458
	Gross profit	478	6%
	Gross profit rate	19%

Raw oil refining	Sales	1,052		5,541
	Gross profit	377	5%	1,121	20%
	Gross profit rate	36%		20%

Oil trading	Sales	783		5,042	84%
	Gross profit	66	1%	1,125	20%
	Gross profit rate	8%		22%

Raw oil service	Sales	982
	Gross profit	693	8%
	Gross profit rate	71%

Others*	Gross profit	975	12%	211

Total vegetable oil processing gross profit		5,385	64%	2,993	54%
				14,807
Farming
Wheat	sales	7,225		5,345
	Gross profit	2,747	33%	1,795	33%
	Gross profit rate	38%		34%

Others*		218	3%	732	13%

Total farming gross profit		2,965	36%	2,527	46%
Total gross profit		8,350	100%	5,520	100%
'* None of the other products individually exceeds 4% of total revenue

The gross profit contributed collectively by our vegetable oil processing segment  and farming segment increased from 64% to 54%. The overall gross margin for the vegetable oil processing oil segment increased from 19% to 21% from 2009 to 2010. The main reason for such increase is the Company concentrated more on the peanut oil and soya oil production in 2010 due to the market sales price increase of both soya oil and peanut oil. The gross margin contributed by soya oil and the byproduct soya meal increased by $1,296,006 or 1,217% from 2009 to 2010. The gross profit rate of soya oil and soya meal increased from 4% to 9% from 2009 to 2010. The gross profit of peanut oil increased by $963,110 or 224% from 2009 to 2010. The gross profit of peanut oil increased from 8% to 17% from 2009 to 2010. The market price increasing resulted in the increase in the gross profit rate of both peanut oil and soya oil, and the Company decided to produce more soya oil and peanut oil under such conditions. The gross margin of raw oil refining  decreased by $743,622 or 66% from 2009 to 2010. The gross margin of oil trading also decreased by $1,058,709 or 94% from 2009 to 2010. The main reason for such a decrease of raw oil refining and oil trading is the demand of raw oil refining and oil trading decreased significantly from 2009 to 2010.

The gross profit contributed by farming segment increased by $438,215, or 17%, from 2009 to 2010. The main reason is the increased demand for wheat in 2010 compared with 2009. The gross margin rate of the farming segment increased from 37% to 40% from 2009 to 2010. The reason for such increase was driven by the increased sales price of wheat in 2010 compared with 2009.

Selling and Marketing Expenses

Selling and marketing expenses were not material in any of the periods presented. Management believes this is due to the fact that the Company sells a commodity with a ready market that is increasingly in short supply in China and therefore the Company need not incur such expenses in order to market its products.

General and Administrative Expenses

Our General and Administrative Expenses were $4,437,436 in the year ended December 31, 2010, an increase of $3,502,047, or 374.4%, compared to General and Administrative Expenses of $935,389 in the year ended December 31, 2009. The difference was mainly attributable to $3,369,131 in amortized consulting fees related to the issuance of our convertible notes in 2010.

Other Income (Expenses)

Our other expenses were $1,021,750 in the year ended December 31, 2010, an increase of $1,674,620, or 256.5%, compared to other income of $652,870 in the year ended December 31, 2009. The difference was mainly caused by expenses in 2010 related to our sale of convertible notes, including a $917,448 expense for derivative instrument loss and a $320,054 increase in interest expenses mainly as a result of borrowings evidenced by convertible notes we issued in 2010.

The derivative instrument loss was calculated using a standard financial model, and utilized certain assumptions including volatility, term and exercise prices.

Net income

In the year ended December 31, 2010, our net income before income taxes was $2,547,132, a decrease of $2,485,634 compared to net income before income taxes of $5,032,766 in the year ended December 31, 2009. The main reason for the decrease in 2010 is the expenses related to the issuance of shares of our common stock in 2010 as compensation to Primary Capital and San Elijo.

Liquidity and Capital Resources

As shown in our consolidated statements of cash flows, our liquidity and available capital resources are impacted by four key components: (i) cash and cash equivalents, (ii) operating activities, (iii) financing activities, and (iv) investing activities.

The external sources of financing of the Company are mainly short-term bank loans from banks in China. On December 31, 2010, the Company had current lines of credit in the aggregate amount of $10,239,284. The Company had fully borrowed against its bank lines as of December 31, 2010.

Statement of Consolidated Cash Flows

	December 31, 2010 ($)	December 31, 2009 ($)	Change ($)	% of Change
Net cash (used in) provided by operating activities	1,396,634	2,808,545	(1,411,911)	(50)%
Net cash used in investing activities	(5,001,583)	430,263	(5,431,846)	(1262)%
Net cash provided by financing activities	3,329,037	(3,713,714)	7,042,751	(190)%
Effects of exchange rate changes on cash and cash equivalents	26,588	6,482	20,106	310%
Increase (decrease) in cash and cash equivalents	(249,324)	(468,424)	219,100	(47)%
Cash and cash equivalents, beginning of period	410,651	879,075	(468,424)	(53)%
Cash and cash equivalents, end of period	161,327	410,651	(249,324)	(61)%

Cash and cash equivalents

As of December 31, 2010, our cash and cash equivalents were $161,327.

The working capital of the Company as of December 31, 2010 and December 31, 2009 was $3,173,867 and $722,846, respectively.

Operating activities

Net cash provided by operating activities was $1,396,634 in the year ended December 31, 2010, compared to $2,808,545 provided in the year ended December 31, 2009. The $1,411,911 decrease in cash provided by operating activities in the year ended December 31, 2010 compared to the year ended December 31, 2009 was mainly due to: (i) a $4,722,055 decrease in changes in inventory for the year ended December 31, 2010 compared to the changes in inventory for the year ended December 31, 2009 as the Company increased its inventory level in 2010 because it intended to produce more vegetable oil in 2010 compared to 2009 due to current market conditions;  (ii) a $2,485,634 decrease in net income in 2010; (iii) a $850,885 increase in accounts receivable as of December 31, 2010 compared to December 31, 2009 which was mainly caused by increased sales in 2010 compared to 2009; (iv) a $836,944 increase in tax receivable in the year ended December 31, 2010 compared to the year ended December 31, 2009 as the result of VAT increasing as the Company purchased more raw materials in 2010 compared to 2009; and (v) a $2,128,780 change in advances to suppliers in the year ended December 31, 2010 compared to the year ended December 31, 2009. The advances to suppliers decreased as of December 31, 2010 compared to December 31, 2009, because the Company received from its suppliers during the year ended December 31, 2010 more of the services and raw materials for which the Company had made advance payments.

Investing activities

Net cash used for investing activities was $5,001,583 in the year ended December 31, 2010, compared to $430,263 provided by investing activities in the year ended December 31, 2009. The significant decrease of $5,431,846 was due to the following: (i) The deposit for fixed assets increased by $1,757,815 in the year ended December 31, 2010 compared to the year ended December 31, 2009. The main reason for the increase in deposit for fixed assets, is that the Company spent more in 2010 than in 2009 for acquiring land rights and made deposits representing down payments on transactions which have not yet closed. (ii) The investment in construction in progress increased by $1,458,664 compared to the same period of 2009 as a result of construction of the Company’s first deep processing line.  (iii) The other receivable increased by $739,550 in the year ended December 31, 2010 compared to the year ended December 31, 2009. The other receivable increased mainly due to the increase in sales in 2010. (iv) The investment in fixed assets increased by $683,754 in the year ended December 31, 2010 compared to the year ended December 31, 2009. The increased fixed assets is mainly due to the implementation of the Company’s farm land expansion program.

Financing activities

The cash provided by financing activities was $3,329,037 in the year ended December 31, 2010 compared to $3,713,714 cash used in financing activities in the year ended December 31, 2009. The increase of $7,042,751 was due to: (i) a $2,930,000 increase in cash received from the sale of convertible notes, (ii) a $4,509,404 change in restricted cash in the year ended December 31, 2010 compared to the year ended December 31, 2009. The decrease in restricted cash in 2010 was caused by a decrease in notes payable in 2010 compared to 2009, (iii) a $530,393 decrease in cash in escrow in the year ended December 31, 2010 compared to the year ended December 31, 2009 and (iv) a $4,111,798 change in payments on notes payable in the year ended December 31, 2010 compared to the same period of 2009.

In 2011, as we accelerate our planned expansion, we expect to make continued capital expenditures for adding manufacturing equipment for the new production line in our new facility, which is adjacent to our old facility. We believe that our existing cash, cash equivalents and cash flows from operations and proceeds from the completed bridge financing in 2010, will be sufficient to meet our presently anticipated future cash needs to bring all of our facilities into full production, which include the first deep processing line to be operational in June 2011. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. Due to our planned expansion, the Company does not expect to pay any cash dividends for at least the next two years.

It is management's intention to expand our operations as quickly as reasonably practicable to capitalize on the demand for our products.  We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations and available borrowings under bank lines of credit.  We believe that we can continue meeting our cash funding requirements for our current business in this manner over the next twelve months.

Regarding the expansion, the Company plans to complete installation of its first deep processing line in June 2011 and its second deep processing line in November 2011. The total amount of the first new production line investment is expected to be $3.9 million, and through December 31, 2010 the Company had already spent $2.5 million for the first deep processing line. The remaining balance of $1.4 million is planned to be paid in May 2011, which amount will be financed by another drawdown by the Company of a portion of the ADB loan discussed under “Asia Development Bank (“ADB”) loans,” below. The total investment for the second deep processing line is expected to be $5.4 million. $2.2 million of such amount is planned to be made in September 2011 and the remaining balance of $3.2 million is planned to be made in October 2011. The $5.4 planned investment for the second deep processing line is intended to be completely financed by an equity financing planned for in the summer of 2011.

Effect of change in exchange rate changes on cash and cash equivalents

The net cash gain due to changes in currency exchange rates was $26,588 in the year ended December 31, 2010 compared to a net cash gain of $6,482 for the year ended December 31, 2009.

Contractual Obligations and Commercial Commitments

Operating Leases

As of December 31, 2010, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2010	$3,997,480
2011	4,369,485
2012	4,369,485
2013	4,369,485
2014	4,369,485
Total	$18,351,837

The Company’s leased properties are principally located in the PRC and are used for farming. The terms of these operating leases vary from ten to fifteen years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $3,997,480 and $1,275,000 for the years ended December 31, 2010 and 2009, respectively.

Asia Development Bank (“ADB”) loans

In October 2009, the Company received a commitment from the Jiaozuo City Finance Bureau to make long-term sub-loans to the Company in the aggregate principal amount of $4 million, which loans are funded by Asia Development Bank (“ADB”) under a program called the “Dry Farming Sustainable Agriculture Projects of Henan Province” The commitment is evidenced by and subject to the terms of a Subloan Agreement between Jiaozuo City Finance Bureau and Yida (the “Sub-loan Agreement”).

In October 2010 the Company borrowed $1,187,544, and in March 2011 the Company borrowed an additional $1,261,538 under the Sub-loan Agreement. The Company expects to borrow another $1,507,692 from ADB during May 2011 and the remaining portion of its $4 million line from ADB in 2012. The interest rate for this loan is one year LIBOR+0.06%, which total equals 0.78% at December 31, 2010. The Company must borrow amounts available under the loan commitment no later than December 31, 2014 and is required to commence repaying the interest and principal on the outstanding ADB loans on May 15, 2014. Thereafter, payments of principal, interest and fees on the loans shall be made semi-annually on November 15 and May 15 of each year until November 15, 2033. The Company is required to pay a fee based on the unused portion of the commitment. All payment of principal, interest and fees are to be calculated and paid in U.S. dollars. The Company is also required to pay a fee for early repayment of the loans.

Under the Sub-loan Agreement, the Company is required to pledge all of its assets to secure repayment of the loans made to it under the Sub-loan Agreement.

Notes Payable

Banks in China commonly issue letters of credit in the form of bank notes to client’s suppliers for transactional purposes. The bank notes do not have a stated interest rate, but may be redeemed by the holder at a discount before the maturity date. The requirements by the banks vary, but the usual transaction will require the borrowing company deposit 60% to 100% of the reimbursement obligation with the bank as restricted funds. The amount of money required depends on bank policy and the credit rating of the requesting company. The notes are settled at maturity, which is usually between 6 to 12 months. The bank requires that we maintain restricted cash balances with it equal to a specified percentage of the face amount of each note to support the subsequent reimbursement of the bank of amounts the bank pays to the Company’s suppliers. There are two reasons why the Company did not pay its suppliers in cash directly. The first reason is some of the notes don’t have a requirement for the Company to maintain 100% restricted cash. Therefore, by relying on bank notes the Company is able to maintain more cash until the bank pays its suppliers and the Company in turn reimburses its bank. The second reason is that the Company earns interest income on the restricted cash it deposits to secure the repayment to the bank. All notes payable are interest free and due on demand.

On December 31, 2010, we had notes payable as follows:

As of	December 31, 2010
	Amount	Due Date

Jiaozuo Commercial Bank	$3,024,899	January 2011
Jiaozuo Commercial Bank	1,512,450	January 2011
	$4,537,349

All the notes were repaid on or prior to their due date.

Seasonality

Our sales are affected by seasonality. Our products are planted in one season and harvested in another season. From October to June of each year, we plant wheat and we sell all of our wheat harvest in June. All accounts receivable related to our wheat sales are collectible within one year. For the years ended December 31, 2010 and 2009, our wheat sales were $7.2 million and $5.3 million, respectively. From June to October of each year, the Company mostly plants peanuts and soybeans. We use all of such harvested crops as raw materials for our vegetable oil processing business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Taxation

Under the current PRC tax law, we are not subject to tax on income or capital gain. The Company cannot predict whether or for how long such tax holiday will continue in the future.

Sales tax is 10% of VAT payable. Our products are subject to VAT at a rate of 17%.

Critical accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the most significant judgments and estimates in the preparation of financial statements, including the following:

 Accounts Receivable.  Our policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories.  Inventories are valued at the lower of cost (determined on a weighted average basis) or net market value. Our management compares the cost of inventories with the net realizable value and an allowance is made for inventories with the net realizable value and an allowance is made for inventories with net realizable value, if lower than the cost.

Impairment.  We apply the provisions of ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets Subsections” (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets’), issued by the Financial Accounting Standards Board (“FASB”).  ASC Impairment or Disposal of Long-Lived Assets Subsections require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Fixed Assets. We test long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. We consider historical performance and future estimate results in our evaluation of potential impairment and then compare the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, we measure the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate we utilize to evaluate potential investments. We estimate fair value based on the information available in making whatever estimates, judgments and projections are considered necessary.

Revenue Recognition.  Sales revenue is recognized at the date of shipment from the Company’s facilities to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of our company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Our revenue consists of invoiced value of goods, net of a value-added tax (“VAT”). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discounts are normally not granted after products are delivered.

Foreign currency translation. We use U.S. dollars for financial reporting purposes. Our subsidiaries maintain their books and records in their functional currency, RMB, being the primary currency of the PRC, the economic environment in which their operations are conducted. In general, for consolidation purposes, we translate our subsidiaries’ assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of our Company is RMB. Until July 21, 2005, RMB had been pegged to the U.S. dollar at the rate of RMB 8.28:$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to U.S. dollars was adjusted to RMB 8.11:$1.00 as of July 21, 2005. The People’s Bank of China announces the closing price of a foreign currency such as U.S. dollar traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of U.S. dollars against RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3% around the unified exchange rate published by the People’s Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions require submitting a payment application form together with invoices, shipping documents and signed contracts.

Stock-based Compensation.  The Company accounts for stock-based compensation arrangements in accordance with ASC 718-10 (formerly SFAS No. 123R “Share-Based Payment”) and measures the cost of services received as consideration for equity instruments issued or liabilities incurred in share-based compensation transactions based on the grant-date fair value of the equity instruments issued or the liabilities settled, net of any amount that an employee pays for that instrument when it is granted. The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, provided that the compensation cost recognized for any date must at least equal the portion of the grant-date value of the award that is vested at that date. No compensation cost is recognized for awards that do not vest (i.e. awards for which the requisite service is not rendered). If an award is cancelled, any previously unrecognized compensation cost is recognized immediately at the cancellation date. However, if the cancellation is accompanied by the concurrent grant of a replacement award, an incremental compensation cost is recognized and measured as the excess of the fair value of the replacement award over the fair value of the cancelled award at the cancellation date.

Recent accounting pronouncements

In June 2009, the FASB established the FASB Accounting Standards CodificationTM (“ASC”) as the single source of authoritative U.S generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (“ASUs”). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC has been effective for the Company effective July 1, 2009. Adoption of the ASC did not have a material impact on the Company’s Condensed Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective January 1, 2009, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

During 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, "Effective Date of FASB Statement 157"), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other nonamortizable intangibles. Effective January 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51"), which amends previously issued guidance to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, "Business Combinations"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective January 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies"), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments"). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The Company is required to adopt these disclosure requirements in the fourth quarter of 2009. It is expected the adoption of these disclosure requirements will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140,” (not yet reflected in FASB ASC). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), “Consolidation of Variable Interest Entities.” The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal year beginning January 1, 2010), for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” (not yet reflected in FASB ASC). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009  (i.e. the Company’s fiscal year beginning January 1, 2010), for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. As such, the Company will adopt this Statement for interim and annual periods ending after January 1, 2010.  It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 (“Update 2009-05”) to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, "Fair Value Measurements").  The Company is required to adopt Update 2009-05 in the fourth quarter of 2009.  It is expected the adoption of this Update will have no material effect on the Company’s Consolidated Financial Statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of  April 29, 2011 (i) by each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) by each of the officers and directors of the Company; and (iii) by all of officers and directors of the Company as a group.

Address of Beneficial Owner (1)	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
Officers and Directors
Hexi Feng	Director and CEO	Common stock, $0.0001 par value	0(3)	-
Joseph Levinson	Director	Common stock, $0.0001 par value	0	-
Ming Liu	Director	Common stock, $0.0001 par value	0	-
Chao He	Chief Financial Officer	Common stock, $0.0001 par value	0	-
All officers and directors as a group (4 persons named above)		Common stock, $0.0001 par value	0(3)	-

5% Securities Holders
Sky Harmony Ecological Technology Limited Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000.	Common stock, $0.0001 par value	7,473,808 (4)(5)	83.0%
Chris Bickel 131 E. Fig Street, Suite 1 Fallbrook, California 92028	Common stock, $0.0001 par value	467,299	5.2%
Primary Capital, LLC 80 Wall Street, 5th Floor New York, New York 10005	Common stock, $.001 par value	612,965	6.8%

(1)  Unless otherwise provided, the address of each person is c/o the Company at Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000.

(2)   Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities. The percent of class has also been determined in accordance with rules of the Commission. For purposes of computing such percentage, as of February 11, 2011, there were 9,004,593 shares of the Company’s Common Stock outstanding.

(3)   Pursuant to a Call Option Agreement, dated as of August 26, 2010 between Hexi Feng and  Sky Harmony Ecological Technology Limited (“Sky Harmony”), as amended, Mr. Feng has been granted an option, subject to the satisfaction of certain conditions, to purchase from Sky Harmony over the course of approximately two years for $.0001 per share an aggregate of 6,856,594 shares of the Company’s Common Stock. The option is not currently exercisable.

(4) Pursuant to certain Call Option Agreements, as amended, between Sky Harmony and the following persons, each of the following persons has been granted an option, subject to the satisfaction of certain conditions, to purchase from Sky Harmony over the course of approximately two years for $.0001 per share, the total number of shares of the Company’s Common Stock held by Sky Harmony set forth after the name of the person:  Hexi Feng – 6,856,594; Baoshong Zhao – 57,548; Jun Xu – 57,548; Suozeng Chen – 57,548; Suping Wang – 57,548; Tianxiang Zhang – 57,548; Xiaofang Xie – 57,548; and Zhenxing Zhang – 57,548. The conditions and the percentage of the total number of shares subject to the option that would vest upon satisfaction of the condition are as follows:

•	entry by the person and the Company into a binding employment agreement for a term of not less than five years for the person to serve as an officer of the Company – 25%

•
the Company and its subsidiaries achieving not less than $5,000,000 in total gross revenue, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the fiscal year ending December 31, 2010 – 25%;

•	the Company and its subsidiaries achieving not less than $7,000,000 in total gross revenue, as determined under US GAAP, for the fiscal year ending December 31, 2011 – 25%;

•	the Company and its subsidiaries achieving not less than $5,000,000 in total gross revenue, as determined under US GAAP, for the six months ending June 30, 2012 – 25%.

(5)  Hexi Feng is the sole director of Sky Hermony and has the voting and investment power with respect to the Company’s Common Stock owned by Sky Harmony. Sky Harmony has deposited 7,473,808 shares of the Company’s common stock with Robert Brantl, Esq., as collateral agent under a Stock Pledge Agreement dated as of August 26, 2010 between China Agricorp, Inc., Sky Harmony and certain investors, as amended (the “Pledge Agreement”). Under the Pledge Agreement, Sky Harmony has appointed the collateral agent as its proxy to vote the pledged shares on all matters after the occurrence of and during the continuance of an event of default under the Notes, a breach of the Non-Recourse Guaranty given by any guarantor of the Notes or the transfer or encumbrance of the pledged stock, except in favor of the holders of the Notes. Sky Harmony also appointed the collateral agent as Sky Harmony’s attorney-in-fact after the occurrence of an event of default to do all  things and exercise all rights, powers, privileges and remdies to which an owner of the pledged stock would be entitled. This includes disposition power over such stock.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  There are currently no legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is quoted on the OTC Bulletin Board, but there has been no reported trading in the Company’s Common Stock during its two fiscal years ended July 31, 2010 and from August 1, 2010 to March 31, 2011.

Prior to the share exchange transaction described above, Agricorp was a privately held company and there was no trading in its common stock.

At April 29, 2011 there were approximately 335 holders of record of the Company’s Common Stock.

The  Company  has never  paid a cash  dividend  on its  common  stock and has no present  intention  to declare or pay cash  dividends on the common stock in the foreseeable  future.  The Company intends to retain any earnings  which it may realize in the foreseeable  future to finance its operations.  Future dividends, if any, will depend on earnings, financing requirements and other factors.

The transfer agent for the Company's common stock is Computershare, 350 Indiana Street, Suite 750, Golden, CO 80401.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

On August 26, 2010 and September 30, 2010 Agricorp entered into Subscription Agreements with investors pursuant to which the investors agreed to and purchased, for an aggregate purchase price of $2,930,000, 10% convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,930,000 and warrants to purchase common stock of Agricorp (the “Warrants”).  The Notes and Warrants were issued in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act. By virtue of the merger of Agricorp into the Company which became effective on April 8, 2011, the Notes became obligations of the Company and the Warrants became exercisable for the same number of shares of the Company’s Common Stock as the number of Agricorp common stock which were subject to the Warrants.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.0001 per share, and 40,000,000 shares of preferred stock, with a par value of $0.10 per share (“Preferred Stock”).

Common Stock

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock.  Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders.  The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of Preferred Stock created by the Company’s Board of Directors from time to time, the holders of shares of the Company’s common stock will be entitled to such cash dividends as may be declared from time to time by the Company’s  Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by the Company’s Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Holders of the Company’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock. The Company’s Board of Directors is authorized, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Convertible Promissory Notes

Interest. The outstanding principal amount of the Notes shall bear interest at the rate of 10% per annum.  Interest is be payable quarterly in arrears in cash.  A portion of the proceeds of the sale of the Notes was retained in the escrow account and has been used to fund the first two payments of interest on the Notes and will be used to pay the third installment of interest when due.

Maturity. The Notes will mature on August 26, 2011 (the “Repayment Date”).

Conversion.  At the closing of any sale (or series of related sales) of equity or equity-related securities in a capital raising transaction resulting in gross proceeds to the Company of at least $15,000,000 on or prior to the Repayment Date, the Notes shall automatically convert into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing.  At the closing of any sale (or series of related sales) of equity or equity-related securities in a capital raising transaction resulting in gross proceeds to the Company of more than $2,000,000 but less than $15,000,000 on or prior to the Repayment Date, each Note may, at the Noteholder’s option, be converted into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing.  In the event a Note is not converted prior to the Repayment Date, then the holder of such Note shall be repaid, in cash, the principal amount of such Note plus interest, and such holder’s Warrant (described below) shall become exercisable..

Collateral. Sky Harmony has provided a non-recourse guaranty of the Notes, secured solely by a pledge of its shares of the Company.  The pledged shares are being held in escrow by a collateral agent.

Events of Default.  Standard events of default, including, without limitation, non-payment of principal or interest, enforcement proceedings, and insolvency, winding-up and other market standard analogous events.  Upon the occurrence of an Event of Default, the Notes shall automatically mature, and 150% of the entire unpaid principal amount of Notes, plus all accrued and unpaid interest through the date of payment, shall become immediately due and payable.

Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the rate of 15% per annum.

Warrants

Each Warrant shall be exercisable at any time and from time to time during the five-year period commencing on the first anniversary of their issuance date (the “Effective Date”), but shall become null, void, and unexercisable if the Note that was issued together with such Warrant is converted prior to the Effective Date.

The Warrants, if exercisable, entitle the holders to purchase up to an aggregate number of shares of the Company’s common stock equal to the aggregate principal amount of the Notes divided by the exercise price of such Warrants.  The exercise price of each Warrant shall equal the lesser of $2.50 per share and 50% of the price per share of the Company’s common stock (or common stock equivalent if derivative securities are sold) issued by the Company in a Financing.  “Financing” means the last sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction occurring during the period between the Warrant issuance date and the Repayment Date, for aggregate gross proceeds to the Company of more than $1,000,000 but less than $15,000,000.

Cashless Exercise. Each Warrant is exercisable on a cashless basis.

Maximum Exercise; 4.9% Limitation.  A Warrant holder is not permitted to exercise the Warrant to the extent that on the date of exercise the exercise would result in beneficial ownership by the holder and its affiliates of more than 4.999% of the outstanding shares of the Company’s common stock on such date. This provision may be waived by the holder upon 61 days prior notice to the Company.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Sales of Additional Common Stock at Less than the Exercise Price; Full Ratchet Adjustment.  Subject to certain exceptions (including certain exempt issuances), if we sell or issue any common stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise or conversion price per share, which is less than, the current exercise price of the Warrants, then the exercise price of the Warrants will be adjusted to the price paid for such additional common stock.

The transfer agent for the Company is Computershare, Inc., 350 Indiana Street, Suite 750, Golden, Colorado 80401

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law allows the Company to indemnify its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on its behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Article XI of the Articles of Incorporation of the Company provide that it shall indemnify all directors, officers and agents to the fullest extent permitted by Nevada law as provided within Nevada Revised Statutes 78.7502 and 78.751 or any other law in effect or as it may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission , located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On February 11, 2011, we consummated a Share Exchange Agreement with Agricorp and 335 stockholders of Agricorp (the “Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, the Agricorp Stockholders transferred 100% of the outstanding shares of common stock of Agricorp held by them, in exchange for an aggregate of  9,001,903 shares of our Common Stock. The shares of our Common Stock issued to the Agricorp Stockholders constitute approximately 99.7% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange. The shares of our Common Stock were issued in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the Agricorp Stockholders, the Agricorp Stockholders now own approximately 99.7% of the total outstanding shares of our Common Stock on a fully-diluted basis giving effect to the share exchange.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on March 29, 2010, Lisa Guise resigned as President of the Company. Such person resigned voluntarily with no disagreement regarding the Company

Also on February 11, 2011, in connection with the closing of the Share Exchange Agreement and the reverse acquisition, Feng Hexi was appointed as a director of the Company and Feng Hexi, was elected by the board of directors to be President of the Company.

On April 13, 2011, the sole member of  the Board of Directors passed a resolution by written consent to appoint Messrs. Joseph Levinson and Ming Liu with immediate effect, to be directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their earlier removal death or resignation.

On May 2, 2011, the Board of Directors passed a resolution by unanimous written consent to immediately appoint Chao He as Chief Financial Officer of the Company, to serve at the pleasure of the Chief Executive Officer of the Company.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 11, 2011, the Company formally changed its fiscal year end from July 31 to December 31. This Amendment No.2 to the Company’s  Current Report on Form 8-K/A includes the audited consolidated financial statements of Agricorp as of December 31, 2010 and for the year then ended.  The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

On March 28, 2011 the Company filed Articles of Merger with the Nevada Secretary of State to effectuate a merger of the Company’s wholly owned subsidiary, China Agricorp, Inc., with and into the Company pursuant to an Agreement and Plan of Merger dated as of February 22, 2011 between the two companies. The merger became effective on April 8, 2011. In connection with the merger the name of the Company was changed to China Agricorp, Inc.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The financial statements of Agricorp are appended to this Current Report beginning on page F-1.

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement by and among the Company, Agricorp and the Agricorp Stockholders, dated February 11, 2011*

4.1
Form of Subscription Agreement between Agricorp and purchasers of Notes and Warrants (the “Subscription Agreement”), together with a schedule setting forth for each purchase, the purchaser’s name, the date of the Subscription Agreement entered into with  such purchaser and principal amount of the investment made by the purchaser under the Subscription Agreement.

4.2
Form of Note issued to purchasers pursuant to Subscription Agreement, together with a schedule setting forth for each holder of a Note, the names of the holder, the date of issuance of the Note and the principal amounts of the Note issued to the holder.

4.3
Form of Warrant issued to purchasers pursuant to Subscription Agreement, together with a schedule setting forth for each holder of a Warrant, the names of the holder and the date of issuance of the Warrant.

4.4
Form of Registration Rights Agreement between purchasers of Notes and Warrants and Agricorp, together with a schedule setting forth for each purchaser, the names of the purchaser, the date of the registration Rights Agreement with the purchaser and the principal amount of the investment made by such purchaser.

4.5
Non-recourse Guaranty from each of the Guarantors to purchasers of the Notes and Warrants of Agricorp, together with a schedule setting forth for each beneficiary of a Non-Recourse Guaranty, the name of the beneficiary and dates of the Non-recourse Guaranty issued to such beneficiary.

4.6	Escrow Agreement, dated as of July 22, 2010 between Agricorp, Primary Capital, LLC and Interwest Transfer Company, Inc.

10.1
Stock Pledge Agreement among Agricorp, Sky Harmony and certain investors, as amended, with a schedule setting forth for each investor, the names of the investor and the date of the stock pledge agreement entered into with such investor.

10.2	Exclusive Business Cooperation Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd. and Yida.*

10.3
Form of Equity Interest Pledge Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd., Yida and the Pledgors, together with a schedule setting forth the names of the Pledgors thereunder and the equity interest in Yida being pledged by each Pledgor.

10.4
Form of Exclusive Option Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd., Yida and Shareholders, together with a schedule setting forth the names of the optionor Shareholders thereunder and the equity interest in Yida of each optionor subject to the option.

10.5	Form of Power of Attorney, dated July 12, 2010 from a Shareholder to Henan Sky Fortune Ecological Technology Co., Ltd., together with a schedule of the Shareholders executing Powers of Attorney.

10.6	Supplemental Agreement to Exclusive Business Cooperation Agreement, dated as of January 1, 2011, between Henan Sky Fortune Ecological Technology Co., Ltd. and Yida.

10.7
Amended and Restated Call Option Agreement between Hexi Feng and Sky Harmony Ecological Technology Limited, dated as February 11, 2011, together with a schedule setting forth the names of the optionees and the number of shares that each optionee is entitled to purchase thereunder.

10.8	Sub-Loan Agreement between Jiaozuo City Finance Bureau and Yida, dated October 2009.

10.9	Loan Agreement between Wen County Keyuan Seed Research Institute and Yida dated December 25, 2009.

10.10	Sub-contract Production Agreement of Wheat Seeds dated May 7, 2010 between Yida and Henan Kaide Seed Industry Science & Technology Co., Ltd.

10.11	Sub-contract Production Agreement of Wheat Seeds dated May 12, 2010 between Yida and Wen County Keyuan Seed Industry Ltd.

10.12	Sub-contract Production Agreement of Wheat Seeds dated May 24, 2010 between Yida and Wuzhi County Agriculture Science & Seed Industry Ltd.

10.13	Sub-contract Production Agreement of Wheat Seeds dated May 17, 2010 between Yida and Jiaozuo City Huaiyuan Seed Industry Science & Technology Trade Co., Ltd.

10.14	Loan Agreement dated October 29, 2010 between Yida and Jiaozuo City Branch of Agricultural Development Bank.

10.15	Working Capital Loan Agreement dated December 10, 2010 between Yida and Jiaozuo City Branch of Agricultural Development Bank.

10.16	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank – Contract Codes 2010 Shangyin Gongsibu Chengzi No. 024.

10.17	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank dated June 10, 2010 – Contract Codes 2010 Shangyin Jiaonan Chengzi No. 031.

10.18	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank dated September 26, 2010 – Contract Codes 2010 Shangyin Jiaonan Chengzi No. 056.

10.19	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank dated September 27, 2010 – Contract Codes 2010 Shangyin Jiaonan Chengzi No. 057.

10.20	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank dated June 1, 2010 – Contract Codes 2010 Shangyin Jiaonan Chengzi No. 030.

10.21	Bank Acceptance Agreement for Commercial Draft between Yida and Jiaozuo City Commercial Bank dated February 9, 2010 – Contract Codes 2010 Shangyin Jiaonan Chengzi No. 001.

* Filed on February 14, 2011 with the initial filing of this Current Report on Form 8-K.

CHINA AGRICORP, INC.

  CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Audit Committee
China Agricorp, Inc.
Henan Province, Peoples Republic of China

We have audited the consolidated balance sheets of China Agricorp, Inc. (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Agricorp, Inc. as of December 31, 2010 and 2009, and the results of its  operations and its  cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah
May 4, 2011

China Agricorp, Inc.
Consolidated Balance Sheets

(Expressed in US dollars)
	December 31,	December 31,
	2010	2009
Assets

Current assets
Cash and cash equivalents	$161,327	$410,651
Restricted cash	2,736,861	4,838,446
Cash in escrow	530,392	-
Accounts receivable-net	3,484,234	2,688,058
Advances to suppliers	4,099,635	4,796,700
Inventory	10,582,053	4,669,585
Tax receivable	1,752,148	864,594
Total current assets	23,346,650	18,268,034

Deferred financing fees	647,241	-
Deferred consulting fees	1,376,704	-
Other receivables	6,589,798	5,787,866
Related party receivable	-	193,192
Long-term investment	851,811	823,729
Deposits	2,326,752	1,082,314
Property and equipment-net	7,578,362	7,301,422
Construction in progress	2,614,710	-
Land use rights-net	1,370,254	1,356,174
Total Assets	$46,702,282	$34,812,731

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$91,454	$780,952
Other payables	759,760	427,139
Customers' deposit	510,451	-
Notes payable	4,537,349	6,435,383
Short-term loans	10,239,284	9,901,714
Convertible notes payable $2,930,000, net of unamortized discount of $2,883,450	46,550	-
Derivative instrument liabilities	3,987,935	-
Total current liabilities	20,172,783	17,545,188

Long-term loans	1,187,544	-
Total long-term liabilities	1,187,544	-

Total liabilities	21,360,327	17,545,188

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
9,004,593 and 7,473,808 shares issued and outstanding at
December 31, 2010 and December 31, 2009, respectively	9,005	7,474
Additional paid-in capital	8,179,445	3,435,140
Retained earnings	14,594,468	12,047,336
Accumulated other comprehensive income	2,559,037	1,777,593
Total stockholders' equity	25,341,955	17,267,543

Total Liabilities and Stockholders' Equity	$46,702,282	$34,812,731

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statements of Income and Comprehensive Income

(Expressed in US dollars)

	Year ended December 31
	2010	2009

Sales
Vegetable oil processing	$25,818,007	$15,515,705
Farming	7,487,796	6,837,659
Total sales	33,305,803	22,353,364

Cost of sales
Vegetable oil processing	20,433,555	12,522,677
Farming	4,522,681	4,310,759
Total cost of sales	24,956,236	16,833,436

Gross profit	8,349,567	5,519,928

Operating expenses:
Selling, general and administrative	4,780,685	1,140,032
Total operating expenses	4,780,685	1,140,032

Operating income	3,568,882	4,379,896

Other income (expenses):
Derivative instruments-change in fair value	244,261	-
Derivative instruments-day-one loss	(917,448)	-
Interest expense	(1,053,663)	(733,609)
Interest income	279,275	242,426
Subsidy income	265,690	1,069,209
Other income	93,752	74,844
Rental income	66,383	-
	(1,021,750)	652,870

Net income before income taxes	2,547,132	5,032,766

Income taxes	-	-

Net income	$2,547,132	$5,032,766

Other comprehensive income:
Foreign currency translation adjustments	781,444	34,862

Total comprehensive income	$3,328,576	$5,067,628

Net Income Per Common Share:
Basic	$0.34	$0.67
Diluted	$0.34	$0.67

Weighted-Average Shares Outstanding:
Basic	7,521,922	7,473,808
Diluted	7,536,191	7,473,808

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statement of Changes in Shareholders' Equity

(Expressed in US dollars)

	Common Shares	Common stock Amount	Additional Paid-In Capital	Shares Subject to Forfeiture	Other Comprehensive Income	Retained Earnings	Total
Balance, December 31, 2008	7,473,808	$7,474	$3,435,140	$-	$1,742,731	$10,372,014	$15,557,359

Net income	-	-	-	-	-	5,032,766	$5,032,766

Cash dividend paid	-	-	-	-	-	(3,357,444)	$(3,357,444)

Foreign currency translation adjustments	-	-	-	-	34,862		$34,862

Balance at December 31, 2009	7,473,808	$7,474	$3,435,140	$-	$1,777,593	$12,047,336	$17,267,543

Shares issued in reverse re-capitalization	175,854	176	(176)	-	-	-	-

Shares issued for consulting services	1,143,053	1,143	4,744,693	-	-	-	4,745,836

Shares issued subject to forfeiture	211,878	212	879,483	(879,695)	-	-	-

Net income	-	-	-	-	-	2,547,132	2,547,132
Foreign currency translation adjustments	-	-	-	-	781,444	-	781,444

Balance at December 31, 2010	9,004,593	$9,005	$9,059,140	$(879,695)	$2,559,037	$14,594,468	$25,341,955

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statements of Cash Flows

(Expressed in US dollars)	For The Year Ended December 31,
	2010	2009
Cash flow from operating activities:
Net income	$2,547,132	$5,032,766
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	656,426	606,406
Amortization	31,363	31,078
Bad debt allowance	312,729	410,883
Investment income	-	(74,844)
Amortization of discount on convertible notes	46,551	-
Amortization of deferred financing fees	322,924	-
Amortization of consulting fees	3,369,131	-
Change in fair value of derivative liabilities	673,187	-
Changes in operating assets and liabilities:
Accounts receivable	(999,911)	(149,026)
Advances to suppliers	839,397	(1,289,383)
Inventory	(5,611,570)	(889,515)
Taxes receivable	(836,944)	-
Accounts payable and accrued liabilities	(761,884)	(1,128,733)
Other payables	310,224	419,161
Customer deposits	497,879	-
Taxes payable	-	(160,248)
Net cash provided by operating activities	1,396,634	2,808,545

Cash flows from investing activities:
Additions-property and equipment	(683,754)	-
Construction in progress	(1,458,664)	-
Deposit	(2,269,445)	(511,630)
Proceeds from refund of deposit	-	985,151
Related party receivable	-	(193,088)
Proceeds from Other receivables	-	149,830
Payments on other receivables	(589,720)	-
Net cash used in investing activities	(5,001,583)	430,263

Cash flows from financing activities:
Proceeds of convertible notes and warrants	2,930,000	-
Financing fees paid	(536,911)	-
Cash in escrow	(530,393)	-
Restricted cash	2,210,713	(2,298,691)
Payments on short-term loans, net	(9,987,092)	(99,402)
Proceeds from short-term loans	9,987,092	-
Proceeds from long-term loans, net	1,158,295	-
Proceeds from related party payable	162,611	-
Payments on notes payable, net	(2,065,278)	-
Proceeds on notes payable, net	-	2,046,520
Payment of dividend	(3,657,784)	(3,362,141)
Proceeds from dividend rescinded	3,657,784	-
Net cash provided by (used in) financing activities	3,329,037	(3,713,714)

Effect of exchange rate changes on cash	26,588	6,482

Net increase (decrease) in cash and cash equivalents	(249,324)	(468,424)
Cash and cash equivalents, beginning of period	410,651	879,075
Cash and cash equivalents, end of period	$161,327	$410,651

Non-cash investing and financing activities:
Shares issued for advisory services	$5,625,531	$-
Warrants issued for financing fees	$381,482	$-

Supplemental information of cash flows
Cash paid for interest	$1,053,663	$733,609
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

China Agricorp, Inc. (“China Agricorp” or the “Company”) was incorporated under the laws of the State of Nevada on June 16, 2010.  Until August 26, 2010, when the Company entered into a Share Exchange Agreement, the Company had no operations other than those related to its incorporation.

Pursuant to the Share Exchange Agreement and the transactions contemplated thereby, the Company acquired Sky Fortune Ecological Technology Limited, a British Virgin Islands (“BVI”) company (“Sky Fortune”) from Sky Fortune’s shareholder (the “Sky Fortune Shareholder”) and, as a result, acquired Sky Fortune’s indirect, controlled affiliate, Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”).  Yida is located in Jiaozuo City, Henan Province, China. It was established in 2000 under the laws of China and is engaged in crop cultivation, including soybean, peanuts and wheat, and the processing of soybeans and peanuts into edible refined soya oil and peanut oil. Following the closing of the Share Exchange Agreement, the Company’s consolidated operations consist entirely of Yida’s operations.

Prior to the Company closing of the Share Exchange Agreement, Sky Harmony Ecological Technology Limited, a BVI company (“Sky Harmony”) was the sole shareholder of Sky Fortune. Sky Harmony and Sky Fortune were incorporated on April 30, 2010. Mr. Feng Hexi, currently the Company’s Chief Executive Officer and Chairman of the Board of Directors was the sole shareholder of Sky Harmony, on behalf of himself and other shareholders of Yida. Mr. Feng Hexi and the other shareholders own 94.61% and 5.39%, respectively, of the outstanding shares of Yida.

On the closing of the Share Exchange Agreement, the Company acquired all of the outstanding equity of Sky Fortune from the Sky Fortune Shareholder (Sky Harmony).  In exchange, the Company issued to the Sky Fortune Shareholder an aggregate of 7,473,808 newly issued shares of common stock, par value $0.001 per share.  Sky Fortune owns all of the issued and outstanding capital stock of Sky River Ecological Technology Limited (“Sky River”), a Hong Kong company incorporated on May 18, 2010, which owns all of the issued and outstanding capital stock of Henan Sky Fortune Ecological Technology Co., Ltd. (“WFOE”) a wholly foreign-owned enterprise incorporated in China on July 12, 2010.  On July 12, 2010, WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with Yida and its shareholders (the “Yida Shareholders”), including Mr. Feng Hexi. The incorporation of Sky Harmony, Sky Fortune, Sky River and WFOE and the entering into of the VIE Agreements did not result in any change in the basis of the assets and liabilities of Yida, which continue to be carried at their historical amounts. WFOE effectively assumed management of the business activities of Yida and has the right to appoint all executives and senior management and the members of the board of directors of Yida.  China Agricorp, Sky Fortune, Sky River, WFOE and Yida are referred to herein collectively as the “Company” or “we”, “us” or “our”.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, an Equity Pledge Agreement, an Exclusive Option Agreement and a Power of Attorney, through which WFOE has the right to advise, consult, manage and operate Yida  for  an annual fee equal to Yida’s yearly net profits after tax. Additionally, the Yida Shareholders pledged their rights, titles and equity interest in Yida as security for WFOE to collect the annual fee due from Yida through an Equity Pledge Agreement.  In order to further reinforce WFOE’s rights to control and operate Yida, the Yida Shareholders granted WFOE an exclusive right and option to acquire all of their equity interests in Yida through an Option Agreement.

On March 30, 2010, Yida had entered into a Financing and Additional Services Agreement (the “Services Agreement”) with Primary Capital LLC (“Primary Capital”), which agreement replaced an earlier agreement dated January 23, 2010, under which Primary Capital had agreed to render financial advisory and investment banking services to Yida beginning on February 4, 2010, for a period of two years. Yida had also previously entered into a Consulting Agreement (the “Consulting Agreement”) with San Elijo Capital LLC and certain other parties (“San Elijo”) but such Consulting Agreement had expired without payment.  In exchange for the merger, acquisition and other advisory services to be provided by Primary Capital under the Services Agreement, as well as expenses incurred by Primary Capital during the course of its services, Yida originally agreed to issue, at the time of the Share Exchange Agreement, 10% of the outstanding shares of the Company, of which 5% was to be issued to Primary Capital and 5% was to be issued to San Elijo. The March 30, 2010 Services Agreement revised the arrangement to provide that Yida would issue 11% of the outstanding shares of the Company, of which 9% was to be issued to Primary Capital and 2% was to be issued to San Elijo. In addition, Yida orally agreed to issue a further 2% of the outstanding shares of the Company to San Elijo for the introduction to Primary Capital. The Services Agreement also provided that the Company would issue or allow to remain outstanding for the shareholders of the shell company with whom the Share Exchange Agreement was to be consummated, which shell company would be identified by Primary Capital, equity not to exceed 2% of the total shares outstanding, post-reverse merger, in exchange for control of the shell company. On August 24, 2010, the Company, Primary Capital and San Elijo also entered into a letter agreement (the “Additional Shares Agreement”) in which it was further agreed that both Primary Capital and San Elijo would be issued shares of the Company’s common stock, subject to forfeiture, in order to maintain their respective percentage ownership of the Company through the closing of the merger or share exchange with a shell company and the subsequent conversion of convertible promissory notes expected to be issued contemporaneously with the closing of the Share Exchange Agreement, at the same proportionate interest they had received under the Services Agreement, i.e., 9% and 2%, respectively.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

As of August 26, 2010, following the closing of the Share Exchange Agreement and the issuance of shares of the Company’s Common Stock to Primary Capital and San Elijo in accordance with the terms of the above agreements, the Company had the following shares of Common Stock outstanding:

	Shares	%
Sky Fortune Shareholder	7,473,808	85%
Initial shareholders of China Agricorp	175,854	2%
Primary Capital – Services Agreement	791,345	9%
San Elijo – Services Agreement	175,854	2%
San Elijo	175,854	2%
	8,792,715	100%
Primary Capital – shares subject to forfeiture	173,355
San Elijo – shares subject to forfeiture	38,523
	9,004,593

As described in Note 15, on August 26, 2010, contemporaneously with the Share Exchange Agreement, the Company sold 10% Convertible Promissory Notes and Warrants for aggregate gross proceeds of $2,330,000. On September 30, 2010, the Company sold additional Convertible Promissory Notes and Warrants, with terms identical to those sold on August 26, 2010, for aggregate gross proceeds of $575,000. On October 8, 2010, the Company sold additional Convertible Promissory Notes and Warrants, with terms identical to those sold on August 26, 2010, for aggregate gross proceeds of $25,000. As discussed above, on August 26, 2010 the Company issued a further 173,355 and 38,523 shares of Common Stock in the names of Primary Capital and San Elijo, respectively, which shares are being held in escrow. If and when the Convertible Promissory Notes, all of which otherwise mature on August 26, 2011, are converted into shares of Common Stock, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo, pro rata, so as to maintain their relative ownership of the Company at the same proportionate interest as they had following completion of the August 26, 2010 transactions, i.e., 9% and 2% respectively. Depending on the number of Convertible Promissory Notes converted and the price at which conversion takes place, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo or returned to the Company. If the number of shares placed in escrow is insufficient, the Company will issue additional shares to Primary Capital and San Elijo.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The acquisition of Sky Fortune and the operations of Yida by China Agricorp were accounted for as a reverse merger, whereby Yida is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of China Agricorp. In accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, Yida is deemed to have undergone a recapitalization, whereby Yida is deemed to have issued common stock to China Agricorp’s common equity holders. Accordingly, although China Agricorp, as Sky Fortune’s parent company, was deemed to have legally acquired Sky Fortune, in accordance with the applicable accounting guidance for accounting for the transaction as a reverse merger and re-capitalization, Yida is the surviving entity for accounting purposes and its assets and liabilities are recorded at their historical carrying amounts with no goodwill or other intangible assets recorded as a result of the accounting merger with China Agricorp.

2.	Summary of significant accounting policies:

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of our Company, and all of our subsidiaries and variable interest entity. We prepare financial statements in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The significant accounting policies are as follows:

(a)	Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

These consolidated financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are depreciation, amortization, bad debt and inventory allowance and the fair value of our Common Stock. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(b)	Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Sky Fortune, Sky River and WFOE and its Variable Interest Entity (“VIE”), Yida. All inter-company balances and transactions have been eliminated in consolidation. The Company follows the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-15-14, which requires that a VIE should be consolidated by a company if that company is entitled to absorb a majority of the entity’s expected losses, receive a majority of the VIE’s residual returns and has the ability to make decisions on all operating activities of the VIE.  The Company controls Yida through the VIE Agreements described in Note 1 and accordingly it is consolidated for all periods presented.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(c) Economic and Political Risks

The Company’s operations are conducted solely in the People’s Republic of China (“PRC”).  There are significant risks associated with doing business in the PRC, including political, economic, legal and foreign currency exchange risks. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)	Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of December 31, 2010 and 2009, $161,327 and $410,651, respectively, of the cash and cash equivalents were placed with banks in China. These cash balances are not insured. The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government. The cash equivalents includes cash deposit in the bank in the United States, which are insured up to $250,000 and the cash deposits in a bank in the United States as of December 31, 2010 and 2009 of $56,758 and $0, respectively.

(e)	Restricted cash

Restricted cash at December 31, 2010 and December 31, 2009 of $2,736,861 and $4,838,446, respectively, is cash not available for immediate use because it has been pledged to secure the Company’s notes payable. The amount of restricted cash is a certain percentage of the amount of the notes payable by the bank issuing the notes. The restricted cash is held in banks in China and such amounts are not insured.

(f)	Advances to suppliers

Advances to suppliers represents the amount paid to suppliers before the goods or services are received by the Company to ensure delivery of raw material is made in a timely manner. The payments are required by the suppliers as protection against non-payment. For the year ended December 31, 2010, the advances to suppliers included $3,717,616 in advances to raw material suppliers and $382,019 for prepayment of rents of farm land. For the year ended December 31, 2009, the advances to suppliers of $4,796,700 were all advances for purchasing raw material. All of the goods or services related to the advances are expected to be received by the Company within one year from the date of advance.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(g)	Cash in escrow

The Company was required to deposit $530,392 in escrow to provide for payment of future expenses related to investor relations and similar expenses and also an amount equivalent to three quarters’ interest payments on the Convertible Promissory Notes issued on August 26, 2010 and September 30, 2010. This portion of the escrow will be used to make interest payments as they become due. At December 31, 2010, $530,392 was held in escrow, including $72,247 related to future interest payments.

(h)	Accounts receivable and allowance for doubtful accounts

Accounts receivable represent amounts due from customers for the sale of the Company’s products. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(i)	Inventory

Inventory consists of raw materials, work in progress and finished goods and is valued at the lower of cost or market, using the weighted average cost method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates any obsolete or idle inventory or a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

Inventory in our farming segment consists of work in progress to the extent the produce has not been harvested from the ground. Costs included in the valuation of work in progress inventory in our farming segment include costs of plowing, harrowing, basal, fertilizer, watering, weeding, pest control, and electricity. Finished goods include these costs plus the costs of harvesting the produce. Peanuts have a storage life of approximately six months and soybeans have a storage life of approximately one year. Spoilage is expensed as cost of sales.

For the vegetable oil processing segment of the business, since the finished vegetable oil is produced immediately after the raw materials have entered the production process, there is no work in progress. There are only raw materials and finished goods. The cost of raw materials is capitalized until the raw materials are turned into finished goods. Finished goods are capitalized until they are sold and then are included in costs of goods sold. The major raw materials in vegetable oil are either soybean or peanuts. Finished goods include the costs of these raw materials and also the costs of processing and packaging. Vegetable oil has a storage life of two years.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(j)	Tax receivable

Tax receivable represents the net amount of value added taxes on sales and purchases recoverable from the tax authorities.

Value added tax (“VAT”) is a form of consumption tax. When the VAT arises from purchasing, is referred to as the input VAT. The Company has to pay its suppliers the price of their services and/or raw materials plus an input VAT. The input VAT amount depends on the VAT tax rate, which is different for various raw material and services which are purchased. When an input VAT arises, the Company debits its “VAT tax account”.

When the VAT occurs from a sale, it is referred to as an output VAT tax. The Company has to pay the output VAT like a sales tax. When a sale has been recognized the Company will debit accounts receivable and credit sales and VAT tax account. At each month end the VAT tax receivable or (payable) by the Company is the difference between total output VAT tax and total input VAT tax. If total input VAT tax exceeds the total amount of output VAT tax, the difference will be reflected in the tax receivable account in the balance sheet. The tax receivable can be used to offset the future output VAT tax. The VAT tax has no impact on the Company’s income statements.

As the Company grows soybeans and peanuts as the raw material for its vegetable oil processing, when the Company transfers soybeans and peanuts from its farming segment to its vegetable oil processing segment, the Company’s farming segment will issue a VAT invoice to its vegetable oil processing segment. The VAT will be based on the current market price of the soybeans and peanuts. According to Chinese tax law, an agricultural business is exempt from sales output VAT tax, so the Company does not need to pay any sales output VAT tax for the peanuts and soybeans sold from its farming segment to its vegetable oil processing segment. However, the vegetable oil processing segment takes into account the input VAT tax from the internal sales and these input VAT taxes can used to offset the vegetable oil processing segment’s sales output VAT tax. The Company recognizes the input VAT tax as subsidy in the income statements when the input VAT tax has been used to offset the sales output VAT tax. For the years ended December 31, 2009 and 2010, the subsidy income for from internal sales input VAT were $265,690 and $1,069,209, respectively.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(k)	Property and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Asset	Useful lives

Building and plant	20 years

Equipment	10 years

Office equipment and computers	5 years

Vehicles	10 years

(l)	Land use rights

According to the laws of China, the government owns all of the land in China. Companies or individuals are authorized to use the land only through land use rights granted by the Chinese government. Accordingly, the Company paid in advance for land use rights. Prepaid land use rights are being amortized and recorded as amortization expense using the straight-line method over the use terms of the rights, which is 50 years.

(m)	Construction in progress

Construction in progress represents the cost of constructing buildings and the farm production processing line. The major costs include materials, labor and overhead.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(n)	Intangible assets

The Company follows the provisions of FASB ASC 350 Intangibles – Goodwill and Other Assets. Goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist. The Company has no indefinite lived intangible assets.

(o)	Impairment of long-lived assets

Long-lived assets are tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets.

(p)	Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured. The Company has standard billing when goods are delivered. and normally the Company will give 30 days as credit terms to the customers.

(q)	Cost of sales

All direct and indirect costs of growing crops are accrued until the time of harvest. Some crop costs, such as soil preparation, are incurred before planting and are deferred and allocated to the growing crop.

Other agricultural practices, such as clearing the residue of harvested crops, cannot be performed or completed until after harvest, which may be in a succeeding year. Those costs are estimated, accrued, and allocated to the harvested crop. Some crops require more than one year to mature, and the costs are deferred until harvest.

The Company has two major business lines: farming-based products and vegetable oil products. Per ASC 905, we capitalize farming-based costs in work in progress to the extent our produce has yet to be harvested, i.e. the vegetables are still in the ground. Such costs in work in progress include plowing, harrowing, basal, fertilizer, watering, weeding, debugging, and electricity. Once the produce has been harvested, these costs are expensed as costs of goods sold as the produce is sold.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

For the vegetable oil segment of the Company’s business, since the finished vegetable oil is produced immediately after the raw materials have entered the production process, there is no work in progress. There are only raw materials and finished goods. The cost of raw materials is capitalized until the raw materials are turned into finished goods. Finished goods are capitalized until they are sold and then are expensed in costs of goods sold. The major raw materials in vegetable oil are soybean and/or peanuts. Finished goods would include the costs of these raw materials and also the costs of packaging.

(r)	Advertising expenses

Advertising costs are expensed as incurred. The Company had $230,935 and $1,520 advertising costs for the years ended December 31, 2010 and 2009, respectively.

(s)	Shipping and handling costs

All shipping and handling costs are included in cost of sales. The Company had no freight outexpense during the years ended December 31, 2010 and 2009.

(t)	Subsidy income

As stated in Note 2(j), subsidy income is the refundable VAT input tax as a result of internal sales from the Company’s farming segment to its vegetable oil processing segment. For the years ended December 31, 2010 and 2009, the subsidy income from internal sales input VAT were $265, 690 and $1,069,209, respectively.

(u)	Fair value of financial instruments

The Company follows the guidance of FASB ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company uses Level 3 inputs to value its derivative liabilities. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, valuation techniques are sensitive to changes in the estimated fair value of our common stock and its estimated volatility. Because derivative financial instruments are initially and subsequently carried at fair values, our net income may include significant charges or credits as these estimates and assumptions change.

The carrying amount of the Company’s cash and cash equivalents approximate their fair value due to the short maturity of those instruments. The carrying amounts of the Company’s receivables, short-term loans, payables and accrued liabilities approximated their fair value as of the balance sheet dates due to their short maturities and the interest rates currently available.

(v)	Income Taxes

The Company accounts for income taxes under FASB ASC 740 Accounting for Income Taxes.  Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We assess the validity of our conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause us to change our judgment regarding the likelihood of a tax position’s sustainability under audit.  We have determined that there were no uncertain tax positions as of December 31, 2010 or December 31, 2009.

(w)	Foreign currency transactions

The functional currency of the Company is the Chinese Renminbi (“RMB”). Assets and liabilities recorded in RMB are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the periods presented. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income.

(x)	Basic and diluted net income (loss) per share

We compute net income (loss) per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding, using the treasury stock method for warrants and options and the if-converted method for convertible debt when the conversion is not dependent on a substantive non-market based contingency during the period.

The 7,473,808 shares issued to Sky Fortune as a result of the reverse merger described in Note 1 are assumed to have been outstanding since the beginning of the earliest period presented. The shares issued to acquire the shell company and for the services provided under the advisory and consulting agreements with Primary Capital and San Elijo described in Note 1 are included from their date of issuance on August 26, 2010, on a weighted average basis.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The following is a reconciliation of the numerator and denominator of the basic and diluted net income (loss) per share calculations for each period:

	For the year ended December 31,
	2010	2009
Income available to common shareholders	$2,547,133	$5,032,766
Change in fair value of derivative liability- warrants	673,187	-
Interest expense related to convertible debt	96,195	-
Income available after assumed conversions of debt and exercise of warrants	$3,318,525	$5,032,766
Weighted average shares outstanding:
Basic	7,521,922	7,473,808
Dilutive potential common shares	14,870	-
Diluted	7,536,791	7,473,808

Earnings per share
Basic	$0.34	$0.67
Diluted	$0.34	$0.67

(y)	Selling, general and administrative expenses:

Included in selling, general and administrative expenses for the year ended December 31, 2010 are non-cash consulting fees of $3,369,131, paid to Primary Capital and San Elijo (see Notes 1 and 13).

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

3.	Accounts receivable:

As of	December 31, 2010	December 31, 2009

Accounts Receivable	$4,767,078	$3,618,554
Less: Allowance for doubtful accounts	(1,282,844)	(930,496)
Accounts Receivable-net	$3,484,234	$2,688,058

4.	Inventories

As of	December 31,	December 31,
	2010	2009
Raw materials	$3,561,898	$352,038
Packing materials	131,353	15,000
Work in progress	2,053,691	1,361,703
Finished goods	4,835,111	2,940,844
	$10,582,053	$4,669,585

5.	Other receivables

As of	December 31	December 31
	2010	2009
Other receivable	$6,589,798	$5,787,866
	$6,589,798	$5,787,866

As of December 31, 2010 and 2009, other receivable balances exceeding 10% of the total balances is as follows:

	December 31, 2010		December 31, 2009
	Amount	Percentage	Amount	Percentage
Jin Canlan Trading Company	$5,409,141	82%	$4,679,547	81%

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The receivable from Jin Canlan Trading Company (“Jin Canlan”) is the result of a collaborative arrangement for the parties doing business together for purchasing wheat for National Food Storage as Jin Canlan has a special license to do so which Yida has not yet been able to obtain because Yida is a vegetable oil processing company, and this license is generally only available to a company, such as Jin Canlan, whose main business is food storage. Under its arrangement with Yida, Jin Canlan shares the profit from this business with Yida. Under the agreement Yida makes a loan to Jin Canlan. The loan is interest free and due on demand. According to the agreement with Jin Canlan, the receivable from Jin Canlan also includes purchasing fees and custodial fees, and Yida receives all interest subsidies from the government. According to the agreement, Jin Canlan bears all price fluctuation risk, spoilage risk, and any other inventory loss risk during storage and Yida only has to provide the places for the storage of the wheat and receives commissions based at an agreed fee rate for each ton of wheat stored in the warehouse provided by Yida. The term of the agreement is from June 22, 2010 to June 21, 2011. The agreement may be renewed on the same or different terms when it expires. The Company’s net income from this arrangement for the years ended December 31, 2010 and 2009 were $93,752 and $0, respectively, and such net income is included in the other income in the Consolidated Statements of Income and Comprehensive Income of the Company for the year ended December 31, 2010. Both the Company and Jin Canlan are free to continue or terminate the agreement when the term of the agreement expires. The Company books the income from this loan in other income when the Company receives the money from Jin Canlan.

6.	Related party transactions:

On December 31, 2009, the Company had a related party receivable from its Chairman, Mr. Hexi Feng, in the amount $193,192. The $193,192 includes advances made by the Company to Mr. Feng in the aggregate amount of $68,190 to be used for purchasing raw material such as soybeans and seeds for the Company’s normal business operations,. The remaining amount of $125,002 was a loan to Mr. Feng for his personal use. The loan was non-interest bearing and was repaid in full in August 2010.

7.	Deposit

Deposits consist of the following:

	December 31, 2010	December 31, 2009
Deposit on land	$1,797,395	$570,410
Wen County Keyuan Seed Research Institute	529,357	511,904
	$2,326,752	$1,082,314

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Deposits on land are the prepayments made by the Company for purchasing land for future Company expansion when the transaction has not been closed. The deposit to Wen County Keyuan Seeds Research Institute (the “Institute”) represents an interest free loan made by the Company to the Institute. Pursuant to the loan agreement, the Institute is required to use the proceeds of loan for researching new types of wheat seeds and the Company will have the priority to enjoy the result from the research. The loan is required to be repaid in full on December 30, 2012.

Property and equipment:

			December 31, 2010
	Cost	Accumulated Depreciation	Net Book Value
Building and Plant	$3,805,600	$894,762	$2,910,837
Equipment	7,877,792	3,234,160	4,643,632
Office equipment and computers	8,422	5,445	2,977
Vehicles	44,965	24,050	20,916
	$11,736,779	$4,158,417	$7,578,362

			December 31, 2009
	Cost	Accumulated Depreciation	Net Book Value
Building	$3,002,227	$713,801	$2,288,426
Equipment	7,618,076	2,633,854	4,984,222
Office equipment	8,144	3,727	4,417
Vehicles	43,483	19,126	24,357
	$10,671,930	$3,370,508	$7,301,422

For the years ended December 31, 2010 and 2009, depreciation expense of $387,021 and $339,448, respectively, was included in selling, general and administrative expense and $269,405 and $266,958, respectively, was included in cost of sales, for a total of $ 656,426 and $606,406, respectively.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

8.	Land use rights:

For the years ended December 31, 2010 and 2009, amortization expense was $31,363 and $31,078, respectively. Amortization expenses have been included in Selling, general and administrative expense in the income statements.

9.	Long-term investment:

Long-term investment represents shares of Jiaozuo Commercial Bank, a privately held bank in China, which are carried at purchasing cost. The Company holds approximately 2% of the total outstanding shares of Jiaozuo Commercial Bank.

10.	Notes payable:

Banks in China commonly issue letters of credit the form of bank notes to client’s suppliers for transactional purposes. The bank notes do not have a stated interest rate, but may be redeemed by the holder at a discount before the maturity date. The requirements by the banks vary, but the usual transaction will require the borrowing company deposit 60% to 100% of the reimbursement obligation with the bank as restricted funds. The amount of money required depends on bank policy and the credit rating of the requesting company. The notes are settled at maturity, which is usually between 6 to 12 months. The bank requires that we maintain restricted cash balances with it equal to a specified percentage of the face amount of each bank note to support the subsequent payment of these amounts. There are two reasons why the Company did not pay its suppliers in cash directly. The first reason is some of the bank notes don’t have a requirement for the Company to maintain 100% restricted cash. Therefore, by relying on bank notes the Company is able to maintain more cash until it pays its suppliers. The second reason is that the Company earns interest income on the restricted cash it deposits to secure the repayment of the bank notes. All notes payable are interest free and due on demand.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The notes payable on December 31, 2010 and 2009 are as follows

As of	December 31, 2010
	Amount	Due date
Jiaozuo Commercial Bank	$3,024,899	January, 2011
Jiaozuo Commercial Bank	1,512,450	January, 2011
	$4,537,349

As of	December 31, 2009
	Amount	Due date
Jiaozuo Commercial Bank	$731,294	July,2010
Jiaozuo Commercial Bank	731,294	July,2010
Jiaozuo Commercial Bank	1,462,584	July,2010
Jiaozuo Commercial Bank	731,294	July,2010
Jiaozuo Commercial Bank	731,294	July,2010
Jiaozuo Commercial Bank	438,776	September,2010
Jiaozuo Commercial Bank	731,294	November,2010
Jiaozuo Commercial Bank	146,259	November,2010
Jiaozuo Commercial Bank	438,776	November,2010
Jiaozuo Commercial Bank	146,259	November,2010
Jiaozuo Commercial Bank	146,259	November,2010
	$6,435,383

All notes payable are interest free and were repaid on their due date.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The restricted cash supporting the notes payable at December 31, 2010 and 2009 were as follows:

	December 31, 2010
	Amount	Cash restricted %	Restricted cash
Jiaozuo Commercial Bank	$1,512,450	60%	$912,286
Jiaozuo Commercial Bank	3,024,899	60%	1,824,575
	$4,537,349		$2,736,861

As of	December 31, 2009
	Amount	Cash restricted %	Restricted cash
Jiaozuo Commercial Bank	$731,294	60%	$438,776
Jiaozuo Commercial Bank	731,294	60%	438,776
Jiaozuo Commercial Bank	1,462,584	71%	1,035,719
Jiaozuo Commercial Bank	731,294	60%	438,776
Jiaozuo Commercial Bank	731,294	100%	731,294
Jiaozuo Commercial Bank	438,776	100%	438,776
Jiaozuo Commercial Bank	731,294	60%	438,776
Jiaozuo Commercial Bank	146,259	100%	146,259
Jiaozuo Commercial Bank	438,776	100%	438,776
Jiaozuo Commercial Bank	146,259	100%	146,259
Jiaozuo Commercial Bank	146,259	100%	146,259
	$6,435,383		$4,838,446

11.	Short-term loans:

   For the year ended December 31, 2010 and 2009, the Company recorded interest expense of $730,739 and $733,609, respectively. The Company’s short-term loans on December 31, 2010 and 2009 are as follows:

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

	December 31, 2010
Bank	Loan amount	Due date	Interest rate
Jiaozuo Agricultural Development Bank	$3,024,908	October, 2011	5.56%
Jiaozuo Agricultural Development Bank	3,024,899	November, 2011	5.56%
Jiaozuo Commercial Bank	589,855	November, 2011	7.23%
Jiaozuo Commercial Bank	453,734	April, 2011	6.90%
Jiaozuo Commercial Bank	453,734	April, 2011	7.96%
Jiaozuo Commercial Bank	453,734	August, 2011	6.90%
Jiaozuo Commercial Bank	453,734	November, 2011	7.78%
Jiaozuo Commercial Bank	393,236	November, 2011	7.22%
Jiaozuo Commercial Bank	362,987	June, 2011	7.97%
Jiaozuo Commercial Bank	302,489	August, 2011	7.97%
Jiaozuo Commercial Bank	287,365	June, 2011	6.90%
Jiaozuo Commercial Bank	287,365	September, 2011	7.97%
Jiaozuo Commercial Bank	151,244	June, 2011	6.90%
	$10,239,284

	December 31, 2009
Bank	Loan amount	Due date	Interest rate
Jiaozuo Agricultural Development Bank	5,850,348	October, 2010
Jiaozuo Commercial Bank	438,776	April, 2010	6.90%
Jiaozuo Commercial Bank	438,776	April, 2010	7.97%
Jiaozuo Commercial Bank	277,891	June, 2010	7.97%
Jiaozuo Commercial Bank	351,020	June, 2010	7.97%
Jiaozuo Commercial Bank	146,258	July, 2010	6.90%
Jiaozuo Commercial Bank	292,517	August, 2010	7.97%
Jiaozuo Commercial Bank	438,776	August, 2010	6.90%
Jiaozuo Commercial Bank	277,891	September, 2010	6.90%
Jiaozuo Commercial Bank	438,776	November, 2010	7.43%
Jiaozuo Commercial Bank	570,408	November, 2010	6.90%
Jiaozuo Commercial Bank	380,277	November, 2010	6.90%
	$9,901,714

12.	Long-term loans:

As of December 31, 2010, the Company has total long-term loan amount of $1,187,545 from Asia Development Bank. The interest and the principal of the loan will not be repaid until 2014. For the year ended December 31, 2010 and 2009 the total interest expenses accrued were $1,348 and $0 respectively. The interest rate for this loan is one year LIBOR+0.06%. At December 31, 2010, the one year LIBOR rate was 0.72% per annum.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

13.	Dividend paid and dividend waived

During year ended December 31, 2010, the Board of Directors of the Company authorized a dividend of $3,657,784. However, the shareholders of the Company opted to waive the dividend based on the Company’s anticipated need for more capital for future expansion. Both the payment and the waiver of this dividend were accounted for in the cash flow statement under “Cash Flows from Financing Activities”.

14.	Convertible promissory notes and warrants

On August 26, 2010, pursuant to Subscription Agreements (the “Subscription Agreements”) with various accredited investors (the “Investors”), the Company sold $2,330,000 10% Convertible Promissory Notes (the “Notes”) and common stock purchase warrants, initially exercisable for 932,000 shares of Common Stock (the “Warrants”). On September 30, 2010 and October 8, 2010, the Company sold additional Notes and Warrants, the terms of which are identical to those sold on August 26, 2010, for aggregate gross proceeds of $600,000.

Convertible Promissory Notes

The Notes bear interest at 10% per annum, payable quarterly in arrears on the last business day of each fiscal quarter of the Company. On the earlier of the Maturity Date and the conversion of the Notes, the Company will pay the then accrued interest on the Notes. No principal payments are required until maturity of the Notes on August 26, 2011. All outstanding principal and accrued but unpaid interest on the Notes is payable on the Maturity Date. The Notes may not be prepaid by the Company without the Investor’s written consent, which may be granted or withheld in the Investor’s sole and absolute discretion.

Repayment of the Notes is guaranteed by certain members of management of the Company, pursuant to a Non-Recourse Guaranty dated August 26, 2010 (the “Guaranty”). The Guaranty is secured by a pledge of 7,473,808 shares of Common Stock of the Company issued to the Sky Fortune Shareholder (see Note 1) pursuant to a Stock Pledge Agreement dated August 26, 2010.

Upon the occurrence and during the continuance of any Event of Default (as defined), all outstanding principal of the Notes bear interest at 15% per annum (the “Default Rate”) and all accrued and unpaid interest, as well as any interest due and unpaid before the default is cured, will be paid at the Default Rate. At such time that an Event of Default has occurred, the Notes will automatically mature and 150% of the entire unpaid principal amount of the Notes, plus all accrued and unpaid interest through the date of payment, shall become immediately due and payable.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

An Event of Default will occur if:

(a)	The Company fails to pay any principal or interest due on the Notes within five Business Days after such amounts become due and payable; or

(b)
Any representation or warranty by the Company or any Management Shareholder in any Transaction Document is false, inaccurate or misleading in any material respect on the date as of which it was made; or

(c)
The Company or any Management Shareholder breaches or defaults in the performance of any term, covenant, agreement, condition, undertaking or provision of any Transaction Document, and such breach or default, if capable of being cured, is not cured or waived within five business days after the Company or such Management Shareholder, as applicable, receives notice thereof; or

(d)
The Company or any Management Shareholder commences any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall generally not be paying, shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors; or

(e)
Any of the Transaction Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Stock Pledge Agreement entered into by the Management Shareholders shall cease to provide the Holders of the Notes with a valid first priority security interest in the shares of the Common Stock pledged thereunder; or

(f)
Any indebtedness for borrowed money of the Company in the aggregate principal amount exceeding $25,000 (i) shall be duly declared to be, or shall become, due and payable prior to the stated maturity date therefor, or (ii) shall not be paid as and when the same becomes due and payable, including any applicable grace period; or

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

(g)	The cessation of the Company’s business for more than 30 days; or

(h)	A Change in Control of the Company or the transfer or other disposition of all or substantially all of the assets of the Company.

At the closing of a Qualified Financing on or prior to the Maturity Date, the principal amount of the Notes will automatically convert into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing. A “Qualified Financing” means the sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction, for aggregate gross proceeds to the Company of at least $15,000,000.

If, on or prior to the Maturity Date, the Company intends to effect a Non-Qualified Financing, then each Note Holder may elect to convert all (but not less than all) of the outstanding principal amount of the Notes held by them into the securities sold in the Non-Qualified Financing at a 50% discount to the price at which such securities are sold in such Non-Qualified Financing.  A “Non- Qualified Financing” means the sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction, for aggregate gross proceeds to the Company of more than $2,000,000 but less than $15,000,000.  Management does not expect the conversion of the Notes will occur prior to the financing.

The Notes are not convertible prior to a Qualified Financing or a Non-Qualified Financing. If the Company does not complete a Qualified or a Non-Qualified Financing prior to the maturity date of the Notes on August 26, 2011, the Notes will be repaid.  Because the conversion price of the Notes is dependent on the terms of any Qualified or Non-Qualified Financing, the conversion price is not subject to standard anti-dilution adjustments for stock splits and similar events or for any other adjustments.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Warrants

The Warrants are exercisable at any time and from time to time during the five-year period commencing on August 26, 2011 (the “Effective Date”), provided however that the Warrants are null, void and unexercisable if, prior to the Effective Date, the corresponding Note issued to the Investor is converted into Common Stock of the Company as described above.

The Exercise Price of the Warrants is equal to the lesser of $2.50 and 50% of the price per share of the Common Stock (or Common Stock equivalent if derivative securities are sold) issued by the Company in a Financing (as defined below), provided that if the Financing includes more than one type of security, the Exercise Price will be 50% of the lowest price per share of the Common Stock or Common Stock equivalent included in the Financing.  The number of shares of Common Stock purchasable on exercise of the Warrants equals the principal amount of the corresponding Note divided by the Exercise Price.  Based on the initial exercise price of $2.50 per share, the Warrants are exercisable for an aggregate of 1,172,000 shares of Common Stock.  The Warrants may be exercised for cash or, at the option of the Investor, may be exercised on a cashless basis.

“Financing” means the last sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction occurring during the period between August 26, 2010 and the Maturity Date of the Notes of August 26, 2011, for aggregate gross proceeds to the Company of more than $1,000,000 but less than $15,000,000.

In addition to standard anti-dilution protection for stock splits and similar events, the Warrants contain full ratchet anti-dilution protection requiring the exercise price of the Warrants to be reduced in the event that the Company issues securities in the future at a lower price than the then effective exercise price of the Warrants.

Placement Agent Fees

In connection with the sale of the Notes and the Warrants, the Company paid its placement agents (i) a cash fee equal to 9% of the gross proceeds from sale of the Notes and Warrants ($263,700), and (ii) a 2% non-accountable expense allowance ($58,600). In addition, the Company paid $263,118 in legal fees and other expense related to the placement. After payment of the placement agent fees and expenses, the Company received net proceeds of $2,344,582.  From the net proceeds, $217,875 was retained in an escrow account to be used to fund, when due, the first three payments of interest on the Notes. The Company also placed $450,000 in escrow to be used to fund investor relations and similar expenses. At December 31, 2010, a total of $530,392 remained in escrow.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

In addition, the Placement Agents received five-year warrants (the “Placement Agent Warrants”) to purchase the securities into which the Notes are converted, exercisable at the same price at which such conversion occurs. The number of securities underlying the Conversion Warrant equals 10% of the total number of securities issued upon conversion of the Notes. To the extent any Notes do not convert prior to their Maturity Date, the Placement Agents received five-year warrants to purchase that number of shares of Common Stock of the Company equal to 10% of the number of shares of Common Stock underlying those Warrants that become exercisable, exercisable at the same price at which such Warrants are exercisable. If all the Warrants become exercisable, the Placement Agent Warrants will initially be exercisable for 117,200 shares of Common Stock, at an initial exercise price of the lesser of $2.50 or a 50% discount to the price at which such securities are sold in such financing.

Registration Rights Agreement

In connection with the sale of the Notes and the Warrants, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company granted the Investors certain piggy-back and demand registration rights with respect to the shares of common stock issuable upon conversion of the Notes (if such rights are exercised prior to the maturity of the Notes) and on exercise of the Warrants (if such rights are exercised after the maturity of the Notes).

With respect to the demand rights, if a Registration Statement is not filed when due or does not remain effective during the required Effectiveness Period, the Company is obligated to pay to each Investor a cash amount equal to 2% of the aggregate principal amount of such Investor’s Note for each month (or part thereof) following the Demand File Date that the Registration Statement has not been filed, and for each month (or part thereof), if any, following the Effective Date that such Registration Statement shall not continue to be effective (the "Late Registration Payment"). Any such Late Registration Payment shall be paid to the Investors within 30 days after the end of each month in which such Late Registration Payment shall be payable, and until the Company has complied with the filing and effectiveness provisions of the Registration Rights Agreement. Notwithstanding the foregoing, the aggregate amount of the Late Registration Payment to an Investor shall not exceed 10% of the principal amount of such Investor’s Note. Without limiting any of the other rights of the Investors, the failure by the Company to timely make any or all of such Late Registration Payments constitutes an Event of Default under the Notes.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

At December 31, 2010, no demand for registration has been made, the Company does not currently expect to make any Late Registration Payments and no such payments have been accrued.

Valuation

The Company’s Common Stock is not publicly traded and at the time the Notes and Warrants were issued, there had not been any previous sales of the Company’s Common Stock. Accordingly, determining the fair value of the Common Stock underlying the Notes and the Warrants required the Company to make complex and subjective judgments. The Company estimated the value of its enterprise as of August 26, 2010 based on a review of the enterprise values derived from the use of a market valuation approach. The Company also reviewed income-based and asset-based approaches to assess whether the result of such approaches were consistent with the value derived from the market valuation approach. The market approach was based on the market price to earnings multiple for companies considered by management to be comparable to the Company. The estimated enterprise value was then allocated to the Company’s existing outstanding Common Stock, the Notes, the Warrants and the Placement Agent Warrants, using an option pricing method. The option pricing method was based on the one year period to maturity of the Notes and the six year period to expiration of the Warrants, risk-free interest rates commensurate with those periods and the expected volatility used was based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company. Based on the allocation of the estimated enterprise value, the Company estimated the fair value of the Common Stock at $4.15 per share.

The Warrants and the Placement Agent Warrants were initially valued at $3,847,448 and $384,748, respectively, based on the estimated fair value of the Common Stock of $4.15, a term equal to the remaining life of the Warrants, an expected dividend yield of 0%, risk-free interest rates of 1.39% to 1.68% based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining life of the Warrants and estimated volatility of 85%, based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company.  As noted above, the Warrants contain a down-round anti-dilution protection feature. In valuing the Warrants and the Placement Agent Warrants, the Company adjusted the assumed exercise price downwards, to reflect the probability of the Company issuing shares at a price that would result in a downward adjustment of the exercise price.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Accounting for Derivative Instruments

At August 26, 2010, September 30, 2010 and December 31, 2010, the conversion options embedded in the Notes are not derivative instruments as defined in FASB ASC 815-10-15-83 because the Notes do not permit or require net settlement, there is no market mechanism outside the Notes that permits net settlement and the shares to be received on conversion of the Notes are not readily convertible to cash because the Company’s Common Stock is not traded in a public market. Following the reverse merger with American Telstar on February 11, 2011 (see Note 1), our Common Stock trades in a public market and accordingly, from that date, the conversion options embedded in the Notes will be considered to be derivative instruments, provided there is sufficient trading in our Common Stock to permit the shares to be received on conversion of the Notes to be readily convertible to cash. However, the Company does not expect to account for the conversion options embedded in the Notes as derivative instruments because of the accounting for the associated Warrants discussed below.

Because the Warrants permit the Holder to perform a cashless exercise and receive a net number of shares based on the fair value of the Common Stock at the time of exercise, they are derivative instruments as defined in FASB ASC 815-10-15-83, notwithstanding that there is no public market for the shares of Common Stock to be received on exercise.

FASB ASC 815-10-15-74 provides that a contract that would otherwise meet the definition of a derivative instrument but that is both (a) indexed to a company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. FASB ASC 815-40-15 and 815-40-25 provide guidance for determining whether those two criteria are met. Because the Company’s functional currency is the Renminbi but the Warrants are denominated in U.S. Dollars, FASB ASC 815-40-15-7I provides that the Warrants are not considered to be indexed only to the Company’s Common Stock. In addition, the exercise price of the Warrants is not fixed and will be determined by the price at which the Company completes a Financing prior to the time the Warrants become exercisable. In addition, the Warrants contain full ratchet anti-dilution protection. Accordingly, the requirement that the Warrants be indexed only to the Company’s Common Stock is not met because the exercise price of the Warrants is not fixed. Because that requirement is not met, the exemption in FASB ASC 815-10-15-74 is not available and the Company therefore accounts for the Warrants as derivative instrument liabilities.  The terms of the Placement Agent Warrants are identical to the Warrants and they have also been accounted for as a derivative instrument liability.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

Because the Warrants may be exercised only if the corresponding Note is not converted, the Company believes that it would not be appropriate to account for both the conversion option embedded in the Notes and the Warrants as derivative liabilities.  However, as discussed above, at December 31, 2010, the conversion option embedded in the Notes does not meet the definition of a derivative instrument. Accordingly, the Company has concluded that it should account for the Warrants as a derivative liability.  If the Company completes a Qualified Financing and the Notes are converted into Common Stock or if the Notes are otherwise converted, thus rendering the Warrants unexercisable, the derivative liability related to the Warrants not exercisable will be considered to be part of the proceeds on conversion of the Notes and will be credited to equity.

Warrants

At the time they were issued, the Warrants and the Placement Agent Warrants were valued at $3,847,448 and $384,748, respectively, as described above. Because the value of the Warrants exceeded the gross proceeds received of $2,930,000, the Company recognized a day-one derivative loss of $917,448. At December 31, 2010, the Warrants and the obligation related to the Placement Agent Warrants were re-valued at $3,625,395 and $362,540, respectively, using a binomial model, based on the fair value for the Common Stock previously determined, a term equal to the remaining life of the Warrants, an expected dividend yield of 0%, a risk-free interest rate of 2.24% based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining life of the Warrants and estimated volatility of 85%, based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company. In valuing the Warrants and the Placement Agent Warrants, the Company adjusted the assumed exercise price downwards, to reflect the down-round anti-dilution protection and the probability of the Company issuing shares at a price that would result in a downward adjustment of the exercise price. The aggregate change in the value of the Warrants and the Placement Agent Warrants between August 26, 2010 and December 31, 2010 of $244,261 has been credited to income.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Convertible Notes

The Warrants were initially recorded at their fair value of $3,847,448. Because the initial fair value exceeded the gross proceeds received of $2,930,000, the Company recognized a day-one derivative loss of $917,448 and the Notes had no initial carrying value.  Because none of the proceeds were initially allocated to the carrying value of the Notes, the Company did not recognize any beneficial conversion feature of the Notes. The Notes were initially recorded at a carrying value of zero and are being amortized, together with interest accruing on the Notes, to their maturity value over the period to maturity on August 26, 2011, at an effective interest rate of approximately 1005% per annum. Interest expense for the period ended December 31, 2010 was $142,745.  After payment of cash interest due for the periods ended September 30, 2010 and December 31, 2010 of $96,194, the amortized cost carrying value of the Notes at December 31, 2010 was $46,550.

Deferred Placement Fees

The placement agent fees, including the initial fair value of the Placement Agent Warrants, aggregating $970,166, have been deferred and are being amortized on a straight-line basis over the period to maturity of the Notes on August 26, 2011. At December 31, 2010, $322,924 of the fees has been amortized and a further $647,241 remains to be amortized in future periods.

Deferred Consulting Fees

As described in Note 1, the Company entered into a Services Agreement with Primary Capital, under which Primary Capital agreed to render on-going financial advisory and investment banking services to the Company. As described in Note 1, on August 26, 2010, the Company issued 791,345 and 351,708 shares of common stock to Primary Capital and San Elijo, respectively, in connection with this agreement and in consideration of San Elijo’s introduction of Primary Capital. In accordance with ASC 505-50-25-7, the Company concluded that the value of the shares should be measured at the date they were issued because the shares are fully vested and non-forfeitable and the agreements do not provide for any specific performance criteria to be met. The Company valued the shares issued at $4.15 per share (determined as described above), resulting in compensation expense for the services rendered and to be rendered of $4,745,836. The expense related to the services provided and to be provided by Primary Capital is being recognized over the period from February 4, 2010, the date from which services commenced under the original agreement with Primary Capital, to August 26, 2011, when the Notes mature and the Company expects that it will have completed additional financing and the services contemplated by its agreement with Primary Capital. The expense related to the shares issued to San Elijo was fully recognized over the period from February 4, 2010 to August 26, 2010. At December 31, 2010, a total of $3,369,132 has been expensed and a further $1,376,705 remains to be expensed related to the services being provided by Primary Capital, over the period to August 26, 2011. At December 31, 2010, the remaining amount to be expensed is classified as deferred consulting fees, in accordance with the guidance at ASC 505-50-45-1.

In addition to the above shares, the Company issued a further 173,355 and 38,523 shares in the names of Primary Capital and San Elijo, respectively, which shares are being held in escrow. Primary Capital and San Elijo are entitled to vote the shares held in escrow on their behalf and are entitled to dividends, if and when declared. If and when the Convertible Promissory Notes, which otherwise mature on August 26, 2011, are converted into shares of Common Stock, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo, pro rata, so as to maintain their relative ownership of the Company at the same proportionate interest they had received under the Services Agreement with Primary Capital following completion of the August 26, 2010 transactions, i.e., 9% and 2% respectively (see Note 1). Depending on the number of Convertible Promissory Notes converted and the price at which conversion takes place, the shares of Common Stock held in escrow will be released to Pacific Capital and San Elijo or returned to the Company. If the number of shares placed in escrow is insufficient, the Company will issue additional shares to Primary Capital and San Elijo. These additional shares were valued at $4.15 per share, resulting in possible additional compensation to be recognized of $879,695.  At December 31, 2010, this deferred expense is recognized as an offset in shareholders’ equity, pending release of the shares to Primary Capital and San Elijo or their return to the Company.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The shares placed in escrow are legally outstanding and Primary Capital and San Elijo are entitled to vote the shares and receive dividends related to the shares, if and when declared.  Accordingly, the shares are reflected as outstanding at December 31, 2010.  The cost of the deferred consulting fees associated with the shares issued is recorded as an offset in stockholders’ equity, pending resolution of the contingency.

Because the number of shares that may be retained by Primary Capital and San Elijo is dependent on whether or not the Company’s convertible notes are converted and, if they are, the price at which such conversions occur, the number of shares that may ultimately be issued to (or retained by) Primary Capital or San Elijo may vary and is not indexed only to the fair value of the Company’s common stock.  Accordingly, the Company will recognize a liability (and a charge or credit to income) for any change in the fair value of the shares to be issued to Primary Capital and San Elijo, if and when such change occurs.  To date, there has been no change in the Company’s estimate of the fair value of the shares to be retained by Primary Capital and San Elijo, which shares have already been issued.

Fair Value Considerations

As required by FASB ASC 820, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Our derivative financial instruments that are measured at fair value on a recurring basis under FASB ASC 815 are all measured at fair value using Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following represents a reconciliation of the changes in fair value of financial instruments measured at fair value using Level 3 inputs during the year ended December 31, 2010:

Warrant
Derivatives

Beginning balance, December 31, 2009:	$-

Issuances:
August 26, 2010	3,368,848
September 30, 2010	827,455
October 8, 2010	35,893
Fair value adjustments	(244,261)

Ending balance, December 31, 2010	$3,987,935

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, valuation techniques are sensitive to changes in the estimated fair value of our common stock and our estimates of its volatility. Because derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

15.	Income taxes:

United States
The Company was incorporated in the United States of America and is subject to U.S. tax.  No provisions for income taxes have been made as the Company has no taxable income for the years presented.

British Virgin Islands
Sky Harmony and Sky Fortune were incorporated in the British Virgin Islands and are not subject to income taxes under the current laws of the British Virgin Islands.

Hong Kong
Our subsidiary in Hong Kong, Sky River, is subject to Hong Kong tax.  No provisions for income taxes have been made as the Company has no taxable income for the years presented.

PRC
Our subsidiary, Yida, is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in its Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to domestic enterprises.  Pursuant to the same enterprises income tax laws, being classified as a agricultural company, Yida is fully exempted from PRC enterprises income tax starting from 2009 due to the change of PRC tax law.

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined  based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting  purposes. There are no material timing differences and therefore no deferred tax asset or liability at December 31, 2010 and 2009.  There are no net operating loss carry forwards at December 31, 2010 and 2009.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

The effective income tax expense for 2010 and 2009 is as follows:

As of	December 31,	December 31,
	2010	2009
Tax at statuory rate	$2,025,490	$238,933
Tax exemption	(2,025,490)	(238,933)
	$-	$-

Income tax expenses(benefit) consists of the following

Year ended December 31,
	2010		2009
Current	$		$
Federal		-		-
State		-		-
		-		-
Deferred
Federal		-		-
State		-		-
		-		-

Current and deferred		-		-
Valuation allowance		-		-
Total		$-		$-

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provision of FASB ASC 740. The Company has recorded no deferred tax assets or liabilities as of December 31, 2010 and 2009, because all significant differences in tax basis and financial statement carrying values are permanent differences.

16.	Commitments and Contingencies:

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents denominated in U.S. Dollars.  Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

Operating Leases

As of December 31, 2010, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2010	$3,997,480
2011	4,369,485
2012	4,369,485
2013	4,369,485
2014	4,369,485
Total	$18,351,837

The Company’s leased properties are principally located in the PRC and are used for farming. The terms of these operating leases vary from ten to fifteen years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $3,997,480 and $1,275,000 for the year ended December 31, 2010 and 2009, respectively.

ADB loans

In October 2009, the Company received a commitment from the Jiaozuo City Finance Bureau to make long-term sub-loans to the Company in the aggregate principal amount of $4 million, which loans are funded by Asia Development Bank (“ADB”) under a program called the “Dry Farming Sustainable Agriculture Projects of Henan Province” The commitment is evidenced by and subject to the terms of a Subloan Agreement between Jiaozuo City Finance Bureau and Yida (the “Sub-loan Agreement”).

In October 2010 the Company borrowed $1,187,544, and in March 2011 the Company borrowed an additional $1,261,538 under the Sub-loan Agreement. The Company expects to borrow another $1,507,692 from ADB during May 2011 and the remaining portion of its $4 million line from ADB in 2012. The interest rate for this loan is one year LIBOR+0.06%, which total equals 0.78% at December 31, 2010. The Company must borrow amounts available under the loan commitment no later than December 31, 2014 and is required to commence repaying the interest and principal on the outstanding ADB loans on May 15, 2014. Thereafter, payments of principal, interest and fees on the loans shall be made semi-annually on November 15 and May 15 of each year until November 15, 2033. The Company is required to pay a fee based on the unused portion of the commitment. All payment of principal, interest and fees are to calculated and paid in U.S. dollars. The Company is also required to pay a fee for early repayment of the loans.

Under the Sub-loan Agreement, the Company is required to pledge all of its assets to secure repayment of the loans made to it under the Sub-loan Agreement.

For the years ended December 31, 2010 and 2009 the total interest expenses accrued by the Company were $1,348 and $0, respectively.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

17.	Capital Stock

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.001 par value. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. Cumulative voting in election of Directors and all other matters brought before stockholder meetings, whether annual or special meetings, is not permitted.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by our Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.  The outstanding Common Stock is duly authorized and validly issued, fully-paid, and non-assessable.

At December 31, 2010, 9,004,593 shares of Common Stock were issued and outstanding.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, $0.001 par value, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Company.  The Board of Directors is vested with authority to fix such designations, preferences and relative participating, optional or other special rights, qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock of any series thereof into Common Stock and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

At December 31, 2010, no shares of Preferred Stock have been issued.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

18.	Segment Report

The Company’s operations are classified into two principal reportable segments (“farming” and “vegetable oil processing”) that provide different products or services. Vegetable oil processing is engaged in the business of processing soybean and peanuts while Farming is engaged in the business of planting and cultivating wheat, soybean and peanuts, most of which products are used internally. Separate management of each segment is required because each business unit is subject to different production and technology strategies. For the first six months of each year, Farming only grows wheat, which is sold externally.

The Company’s operations are located in The People’s Republic of China (“PRC”). All revenues are from customers in the PRC and substantially all of the Company’s assets are located in the PRC. Accordingly, no analysis of the Company’s sales and assets by geographical market is presented.

The Company does not disaggregate the selling, general and administrative and other expenses for these two segments.

	For the year ended December 31, 2010		For the year ended December 31, 2009		For the year ended December 31
	Vegetable oil processing	Farming	Vegetable oil processing	Farming	2010	2009
External sales	$25,818,007	$7,487,796	$15,515,705	$6,837,659	$33,305,803	$22,353,364
Interest income	$279,275	$-	$242,426	$-	$279,275	$242,426
Interest expense	$(1,053,663)	$-	$(733,609)	$-	$(1,053,663)	$(733,609)
Depreciation and amortization	$344,092	$-	$637,484	$-	$344,092	$637,484
Expenditures for long-lived asset	$2,142,418	$-	$-	$-	$2,142,418	$-
Total assets	$39,159,092	$7,543,190	$30,418,037	$4,394,694	$46,702,282	$34,812,730

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

2010			Amount
Segment	By Product	% of total	in thousand
Vegetable Oil	Soya Meal	31%	10,414
	Soya Oil	15%	5,057
	Peanut Oil	7%	2,258
	Rape Oil	7%	2,458
	Others*	17%	5,631
Total, vegetable oil		78%	25,818
Farming	Wheat	22%	7,225
	Others*	1%	263
Total, farming		22%	7,488
		100%	33,306

2009
Vegetable Oil	Soya Meal	9%	1,905
	Raw oil refining	25%	5,541
	Oil trading	22%	5,042
	Soya Oil	4%	884
	Peanut Oil	6%	1,435
	Rape Oil	-	-
	Others*	3%	708
Total, vegetable oil		69%	15,516
Farming	Wheat	24%	5,345
	Others*	7%	1,492
Total, farming		31%	6,838
		100%	22,353
* None of the other products individually exceeds 4% of total revenue

For its farming segment, the Company recognizes sales only to third parties and the segment’s net income is the amount calculated by external sales less the cost of sales and expenses related to the farming segment.

For its vegetable oil processing segment, the Company recognizes sales only to third parties plus the input VAT tax received from internal sales from the farming segment to the vegetable oil segment and the segment’s net income is the amount calculated by external sales less the cost of sales and expenses related to the vegetable oil processing segment.

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

 As of December 31, 2010 and December 31, 2009, customer accounts receivable balances exceeding 10% of the total balance are as follows:

	December 31, 2010
Customer	Amount	Percentage
Keyuan Seed	$1,282,194	27%
Kaide Seed	908,695	19%
Huaiyuan Seed	833,072	17%
Yangqin Wen	565,429	12%

	December 31, 2009
Customer	Amount	Percentage
Huayu Oil company	$1,498,980	41%
Keyuan Seed	532,031	15%
National Oil Storage	506,044	14%
Wushe Seed Company	400,529	11%

19.	Recent pronouncements:

The following Accounting Standards Codification Updates have been issued since January 1, 2010 or will become effective after the end of the period covered by these financial statements. The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Pronouncement	Issued	Title
ASU No. 2010-06	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASU No. 2010-10	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASU No.2010-13	April 2010
Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades—a consensus of the FASB Emerging Issues Task Force

ASU No.2010-16	April 2010	Entertainment—Casinos (Topic 924): Accruals for Casino Jackpot Liabilities—a consensus of the FASB Emerging Issues Task Force
ASU No.2010-20	July 2010	Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses
ASU No.2010-23	August 2010	Health Care Entities (Topic 954): Measuring Charity Care for Disclosure
ASU No. 2010-24	August 2010	Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries
ASU No.2010-26	October 2010	Financial Services—Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (a consensus of the FASB Emerging Issues Task Force)
ASU No. 2010-27	December 2010	Other Expenses (Topic 720): Fees Paid to the Federal Government by Pharmaceutical Manufacturers (a consensus of the FASB Emerging Issues Task Force)
ASU No. 2010-28	December 2010	Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (a consensus of the FASB Emerging Issues Task Force)
ASU No. 2011-01	January 2011	Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20

China Agricorp, Inc.
Notes to Consolidated Financial Statements
For the Year Ended December 31, 2010
(Expressed in US Dollars)

To the extent appropriate, the guidance in the above Accounting Standards Codification Updates is already reflected in our financial statements and management does not anticipate that these accounting pronouncements will have any future effect on our financial statements.

20.	Subsequent events:

On February 11, 2011, China Agricorp entered into a Share Exchange Agreement with American Telstar, Inc., a non-operating public shell company incorporated in Nevada. Pursuant to the Share Exchange Agreement, on February 11, 2011, our shareholders transferred 100% of the outstanding shares of our common stock held by them, in exchange for an aggregate of 9,001,903 newly issued shares of Common Stock of American Telstar. The shares of American Telstar Common Stock acquired by our shareholders in the transaction constitute, immediately after the transaction, approximately 99.97% of the issued and outstanding Common Stock of American Telstar. Although American Telstar was deemed to have legally acquired us, in accordance with the applicable accounting guidance for accounting for the transaction as a reverse merger and re-capitalization, we are the surviving entity for accounting purposes and our assets and liabilities will continue to be recorded at their historical carrying amounts with no goodwill or other intangible assets recorded as a result of the accounting merger with American Telstar.  On February 11, 2011, the net liabilities of American Telstar were not material to our consolidated financial statements.

On April 8, 2011, China Agricorp merged with and into with American Telstar, and the name of American Telstar was changed to “China Agricorp, Inc.”.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued or were available to be issued.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 11, 2011, the Company formally changed its fiscal year end from July 31 to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, China Agricorp. The financial statements of China Agricorp as of December 31, 2010 and for the year then ended are included elsewhere in this Current Report on Form 8-K. The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

The following unaudited pro forma condensed consolidated balance sheet combines the historical condensed balance sheet of China Agricorp and the historical balance sheet of American Telstar, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated on December 31, 2010. China Agricorp’s balance sheet information as of December 31, 2010 was derived from the unaudited consolidated balance sheet of China Agricorp as of December 31, 2010 included elsewhere in this Report on Form 8-K. American Telstar’s balance sheet information was derived from its balance sheet as of January 31, 2011, which is not included elsewhere in this Current Report on Form 8-K, but which was included in its Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed with the Commission on February 11, 2011. Based on a review of the audited balance sheet of American Telstar as of July 31, 2010, which was included in its Annual Report on Form 10-K for the year ended July 31, 2010, filed with the Commission on October 20, 2010 and its unaudited balance sheet as of October 31, 2010 which was included in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 filed with the Commission on November 15, 2010, the Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented below, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented below, is not materially different from its balance sheet as of December 31, 2010.

The following unaudited pro forma consolidated statements of operations reflect the historical statements of operations of China Agricorp for the year ended December 31, 2010, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated as of January 1, 2010. The historical results of China Agricorp for the year ended December 31, 2010 were derived from the consolidated statements of operations of China Agricorp for the year ended December 31, 2010 included elsewhere in this Current Report on Form 8-K. American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring.  American Telstar had no revenues during the year ended December 31, 2010 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented below.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of China Agricorp and the related notes thereto, included elsewhere in this Report on Form 8-K. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Business Combination of China Agricorp and American Telstar

The business combination was accounted for as a reverse merger, whereby China Agricorp is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of American Telstar.

In accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp will be deemed to have undergone a recapitalization, whereby it was deemed to have issued common equity ordinary shares to American Telstar’s common equity holders. Accordingly, although American Telstar, as the parent company of China Agricorp, was deemed to have legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp’s assets and liabilities were recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.

	Unaudited Pro Forma Condensed Consolidated Balance Sheet
	As of December 31, 2010
(Expressed in US dollars)
	China Agricorp	American Telstar	Pro Forma Adjustments	Note	Combined Pro Forma
Assets

Current assets
Cash and cash equivalents	$161,327	$6,591	$-		$167,918
Restricted cash	2,736,861				2,736,861
Cash in escrow	530,392				530,392
Accounts receivable-net	3,484,234				3,484,234
Advances to suppliers	4,099,635				4,099,635
Inventory	10,582,053				10,582,053
Tax receivable	1,752,148				1,752,148
Total current assets	23,346,650	6,591	-		23,353,241

Deferred financing fees	$647,241	-			$647,241
Deferred consulting fees	1,376,704				1,376,704
Other receivables	6,589,798				6,589,798
Related party receivable	-				-
Long-term investment	851,811				851,811
Deposits	2,326,752				2,326,752
Property and equipment-net	7,578,362				7,578,362
Construction in progress	2,614,710				2,614,710
Land use rights-net	1,370,254				1,370,254
Total Assets	$46,702,282	$6,591	$-		$46,708,873

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$91,454	$40,627	$-		$132,081
Other payables	759,760				759,760
Customers' deposit	510,451				510,451
Notes payable	4,537,349				4,537,349
Short-term loans	10,239,284				10,239,284
Convertible notes payable-$2,930,000, net of unamortized discount of $2,883,450	46,550				46,550
Derivative instrument liabilities	3,987,935				3,987,935
Total current liabilities	20,172,783	40,627	-		20,213,410
					-
Long-term loans	1,187,544	-			1,187,544
Total long-term liabilities	41,533,110	-	-		41,614,364

Total liabilites	$21,360,327	$40,627	$-		$21,400,954

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock	-	-	-		-
Common stock	9,005	97	(97)	A	9,005
Additional paid-in capital	8,179,445	259,543	(293,579)	A	8,145,409
Retained earnings	14,594,468	(293,676)	293,676	A	14,594,468
Accumulated other comprehensive income	2,559,037				2,559,037
Total stockholders' equity	25,341,955	(34,036)	0		25,307,919

Total Liabilities and Stockholders' Equity	$46,702,282	$6,591	$-		$46,708,873

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

		Unaudited Pro Forma Condensed Consolidated Statement of Operations
		For the Year Ended December 31, 2010

	China	American	Proforma		Combined
	Agricorp	Telstar	Adjustments	Note	Pro Forma
Sales	$33,305,803				$33,305,803
Cost of sales	24,956,236				24,956,236
Selling, general and administrative expenses	4,780,685				4,780,685
Income (loss) from operations	3,568,882				3,568,882
Interest expense	1,053,663				1,053,663
Interest and other income	31,913				31,913
Derivative instruments – change in fair value and day-one loss	917,448				917,448
Income before income taxes	2,547,132				2,547,132
Income tax provision (benefit)	—				—
Net income available to common stockholders	$2,547,132				$2,547,132
Weighted average number of shares – basic, diluted				B	9,004,593
Basic net income per share					0.28

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

On February 11, 2011, we entered into a Share Exchange Agreement with China Agricorp and the stockholders of China Agricorp (the “China Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on February 11, 2011, 335 China Agricorp Stockholders transferred 100% of the outstanding shares of common stock of China Agricorp held by them, in exchange for an aggregate of 9,001,903 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the China Agricorp Stockholders in such transactions constitute approximately 99.97% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

On February 11, 2011, we completed the acquisition of China Agricorp pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. China Agricorp is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.  As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

The Acquisition was accounted for as a reverse merger, whereby China Agricorp was the continuing entity for financial reporting purposes and was deemed, for accounting purposes, to be the acquirer of American Telstar. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp is deemed to have undergone a recapitalization, whereby it is deemed to have issued equity units to American Telstar’s common equity holders. Accordingly, although the Company, as the parent company of China Agricorp, legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp’s assets and liabilities will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.  The effects of recording the accounting for the reverse merger (which occurred on February 11, 2011 are not reflected in the Company’s condensed financial statements as of December 31, 2010 but the pro forma effects as of that date are discussed below.

The organizational history of China Agricorp, including its interest in its variable-interest entity Jiaozuo Yida Vegetable Co., Ltd., is described in China Agricorp’s consolidated financial statements as of December 31, 2010, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of China Agricorp at December 31, 2010 and the historical balance sheet of American Telstar at January 31, 2011, as described above.  The Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented above, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented above, is not materially different from its unaudited balance sheet as of December 31, 2010.

The unaudited pro forma condensed consolidated statement of operations includes the historical operations of China Agricorp for the year ended December 31, 2010. American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring. American Telstar had no revenues during the year ended December 31, 2010 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented above.

2.  Pro Forma Adjustments and Assumptions

A.	Reflects the pro forma adjustments to record the elimination of American Telstar’s historical equity and the assumption of its net liabilities by China Agricorp.

B.
We compute net income per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The 9,001,903 shares issued to China Agricorp as a result of the reverse merger together with the existing 2,690 outstanding shares of the company that remained outstanding after the re-capitalization are assumed to have been outstanding since the beginning of the earliest period presented (January 1, 2010), resulting in 9,004,593 shares being outstanding for purposes of basic net income per share. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period, using the treasury stock method. In addition to the shares outstanding for purposes of basic net income per share, the shares issuable on conversion of convertible notes and the exercise of warrants issued by China Agricorp are included from their date of issuance on August 26, 2010, on a weighted average basis.  Because the effect of such common equivalent shares is anti-dilutive, they are excluded from the calculation and basic and diluted earnings per share are equivalent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRICORP, INC.

Date: May 5, 2011

/s/ Feng Hexi

Chief Executive Officer